EXHIBIT 10.1
                                                                    ------------




                                                               EXECUTION VERSION




                                CREDIT AGREEMENT


                             Dated as of May 2, 2006

                                      Among

                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC,

                                  as Borrower,

                                       and

 THE INITIAL LENDERS, THE SWING LINE BANK AND INITIAL ISSUING BANK NAMED HEREIN,

          as Initial Lenders, Swing Line Bank and Initial Issuing Bank,

                                       and

                               CITICORP USA, INC.,

                             as Administrative Agent





________________________________________________________________________________

 CITIGROUP GLOBAL                THE BANK OF NOVA            BANC OF AMERICA
   MARKETS INC.,                     SCOTIA,                 SECURITIES LLC,
as Joint Lead Arranger      as Joint Lead Arranger,       as Joint Lead Arranger
and Joint Book Runner      as Joint Book Runner and       and Joint Book Runner
                              Co-Syndication Agent        BANK OF AMERICA, N.A.,
                                                         as Co-Syndication Agent
________________________________________________________________________________




                                                           AESC Credit Agreement
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
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                                               TABLE OF CONTENTS

   Section                                                                                                     Page

                                                       I

                                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Definitions.........................................................................................2
SECTION 1.02. Principles of Interpretation.......................................................................39
SECTION 1.03. Letter of Credit...................................................................................40
SECTION 1.04. Determination of Material Adverse Change and Material Adverse Effect, Etc..........................40

                                                  ARTICLE II

                                       AMOUNTS AND TERMS OF THE ADVANCES
                                             AND LETTERS OF CREDIT

SECTION 2.01. The Advances.......................................................................................41
         (a)      Optional.......................................................................................41
         (b)      Term Advance...................................................................................41
         (c)      Swing Line Advance.............................................................................41
         (d)      Letters of Credit..............................................................................42
         (e)      Letters of Credit Generally....................................................................42
SECTION 2.02. Making the Advances................................................................................43
SECTION 2.03. Issuance of Letters of Credit; Drawings and Reimbursements; Auto-Extension Letters of
              Credit; Funding of Participations..................................................................46
         (a)      Optional.......................................................................................46
         (b)      Drawings and Reimbursements; Funding of Participations.........................................47
         (c)      Repayment of Participations....................................................................49
         (d)      Role of Issuing Bank...........................................................................49
         (e)      Cash Collateral................................................................................50
         (f)      Applicability of ISP and UCP...................................................................50
         (g)      Conflict with Issuer Documents.................................................................50
         (h)      Letters of Credit Issued for Subsidiaries......................................................51
         (i)      Letter of Credit Reports.......................................................................51
         (j)      Obligations Absolute...........................................................................51
         (k)      Liability......................................................................................52
SECTION 2.04. Repayment of Advances..............................................................................52
SECTION 2.05. Termination or Reduction of the Commitments........................................................53
         (a)      Optional.......................................................................................53
         (b)      Mandatory......................................................................................53
SECTION 2.06. Prepayments........................................................................................53
         (a)      Optional.......................................................................................53
         (b)      Mandatory......................................................................................53
         (c)      Other Amounts..................................................................................55
SECTION 2.07. Interest...........................................................................................55
         (a)      Optional.......................................................................................55
         (b)      Default Interest...............................................................................56
         (c)      Notice of Interest Period and Interest Rate....................................................56
SECTION 2.08. Fees  56
         (a)      Optional.......................................................................................56
         (b)      Letter of Credit Fees..........................................................................56
         (c)      Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks, Etc..............57
         (d)      Agents' Fees...................................................................................57
SECTION 2.09. Payments Generally; Pro Rata Treatment.............................................................57
SECTION 2.10. Illegality.........................................................................................59
SECTION 2.11. Interest Elections.................................................................................60
         (a)      Optional.......................................................................................60
         (b)      Mandatory......................................................................................61
SECTION 2.12. Increased Costs, Etc...............................................................................61
SECTION 2.13. Taxes 62
SECTION 2.14. Evidence of Debt...................................................................................65
SECTION 2.15. Use of Proceeds....................................................................................66
SECTION 2.16. Request for Commitments............................................................................66

                                                  ARTICLE III

                                          CONDITIONS OF EFFECTIVENESS

SECTION 3.01. Conditions Precedent to Closing Date...............................................................68
SECTION 3.02. Conditions Precedent to Each Borrowing and L/C Credit Extension....................................72
SECTION 3.03. Determinations Under Sections 3.01 and 3.02........................................................73

                                                  ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties.....................................................................73

                                                   ARTICLE V

                                                   COVENANTS

SECTION 5.01. Affirmative Covenants..............................................................................78
         (a)      Compliance with Laws...........................................................................78
         (b)      Compliance with Environmental Laws.............................................................78
         (c)      Payment of Taxes, Etc..........................................................................79
         (d)      Insurance......................................................................................79
         (e)      Preservation of Corporate Existence, Etc.......................................................79
         (f)      Visitation Rights..............................................................................79
         (g)      Keeping of Books...............................................................................80
         (h)      Maintenance of Properties, Etc.................................................................80
         (i)      Transactions with Affiliates...................................................................80
         (j)      Further Assurances.............................................................................80
         (k)      Preparation of Environmental Reports...........................................................81
         (l)      Real Property..................................................................................81
         (m)      Additional Material Subsidiaries...............................................................82
SECTION 5.02. Negative Covenants.................................................................................83
         (a)      Liens, Etc.....................................................................................83
         (b)      Debt...........................................................................................85
         (c)      Mergers, Etc...................................................................................89
         (d)      Sales, Etc., of Assets.........................................................................89
         (e)      Investments in Other Persons...................................................................93
         (f)      Restricted Payments............................................................................95
         (g)      Payment Restrictions Affecting the Borrower's Subsidiaries.....................................96
SECTION 5.03. Financial Covenants................................................................................97
         (a)      Interest Coverage Ratio........................................................................97
         (b)      Leverage Ratio.................................................................................98
SECTION 5.04. Reporting Covenants................................................................................99
         (a)      Default Notices...............................................................................100
         (b)      Annual Financials.............................................................................100
         (c)      Quarterly Financials..........................................................................100
         (d)      Real Property.................................................................................101
         (e)      Additional Material Subsidiaries..............................................................101
         (f)      Other Information.............................................................................101

                                                  ARTICLE VI

                                               EVENTS OF DEFAULT

SECTION 6.01. Events of Default.................................................................................101
SECTION 6.02. Actions in Respect of Letters of Credit upon Default..............................................104

                                                  ARTICLE VII

                                           THE ADMINISTRATIVE AGENT

SECTION 7.01. Authorization and Action..........................................................................105
SECTION 7.02. Reliance, Etc.....................................................................................105
SECTION 7.03. CUSA, CGMI, Citibank, Scotia Capital, BAS, BofA and Affiliates....................................106
SECTION 7.04. Lender Party Credit Decision......................................................................106
SECTION 7.05. Indemnification...................................................................................106
SECTION 7.06. Successor Administrative Agent....................................................................108
SECTION 7.07. Liability.........................................................................................108
SECTION 7.08. Compensation of Agents............................................................................108
SECTION 7.09. Exculpatory Provisions............................................................................109
SECTION 7.10. Treatment of Lenders..............................................................................109
SECTION 7.11. Miscellaneous.....................................................................................109
         (a)      Instructions..................................................................................109
         (b)      No Obligation.................................................................................109
SECTION 7.12. Arranger Parties..................................................................................110

                                                 ARTICLE VIII

                                                 MISCELLANEOUS

SECTION 8.01. Amendments, Etc...................................................................................110
         (a)      Amendments....................................................................................110
         (b)      Clarifications................................................................................111
         (c)      Other Financing Documents.....................................................................111
SECTION 8.02. Notices, Etc......................................................................................111
SECTION 8.03. No Waiver, Remedies...............................................................................113
SECTION 8.04. Indemnity and Expenses............................................................................113
SECTION 8.05. Right of Set-off..................................................................................115
SECTION 8.06. Binding Effect....................................................................................115
SECTION 8.07. Assignments and Participations....................................................................115
SECTION 8.08. Execution in Counterparts.........................................................................120
SECTION 8.09. Jurisdiction, Etc.................................................................................120
SECTION 8.10. Governing Law.....................................................................................121
SECTION 8.11. Waiver of Jury Trial..............................................................................121
SECTION 8.12. Confidentiality...................................................................................121
SECTION 8.13. Benefits of Agreement.............................................................................123
SECTION 8.14. Severability......................................................................................123
SECTION 8.15. Limitations.......................................................................................123
SECTION 8.16. Survival..........................................................................................123
SECTION 8.17. USA Patriot Act Notice............................................................................124
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SCHEDULES

Schedule I       .-  Commitments, Pro Rata Shares and Applicable Lending Offices

Schedule 1.01(a)  -  Amended and Restated Mortgages
Schedule 3.01(a)  -  Jurisdictions
Schedule 4.01(b)  -  Subsidiaries
Schedule 4.01(d)  -  Governmental Approvals and Filings
Schedule 4.01(f)  -  Disclosed Litigation
Schedule 4.01(g)  -  Disclosed Information
Schedule 4.01(l)  -  Certain Environmental Matters
Schedule 4.01(n)  -  Owned Real Property
Schedule 4.01(r)  -  Material Debt for Borrowed Money
Schedule 5.01(i)  -  Affiliate Transactions
Schedule 5.02(a)  -  Liens


EXHIBITS

Exhibit A-1       -  Form of Revolving Note
Exhibit A-2       -  Form of Term Note
Exhibit B-1       -  Form of Notice of Borrowing
Exhibit B-2       -  Form of Notice of Swing Line Borrowing
Exhibit C         -  Form of Assignment and Acceptance
Exhibit D         -  Form of Security Agreement
Exhibit E         -  Intercreditor Terms
Exhibit F         -  Affiliate Subordination Terms
Exhibit G         -  Real Property Requirements
Exhibit H         -  Form of PNC Control Agreement


                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of May 2, 2006 (as amended, modified or otherwise supplemented from time to time in accordance with its terms, this "Agreement"), among ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), THE BANK OF NOVA SCOTIA ("Scotia Capital"), as the initial issuing bank for the letters of credit issued or to be issued pursuant to this Agreement (in such capacity, the "Initial Issuing Bank" and, together with the Initial Lenders, the "Initial Lender Parties"), CITICORP USA, INC. ("CUSA"), as the swing line bank (in such capacity, the "Swing Line Bank"), CITIGROUP GLOBAL MARKETS INC. ("CGMI"), as Joint Lead Arranger and Joint Book Runner, Scotia Capital, as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent, BANC OF AMERICA SECURITIES LLC ("BAS"), as Joint Lead Arranger and Joint Book Runner, BANK OF AMERICA, N.A. ("BofA"), as Co-Syndication Agent, and CUSA, not in its individual capacity except as expressly set forth herein but solely as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS

         (1) The Borrower is indebted to certain banks and financial institutions (the "Existing Lenders") pursuant to that certain Credit Agreement, dated as of July 21, 2005 (as amended through the date hereof, the "Existing Credit Agreement"), among the Borrower, the other persons referred to therein as loan parties, the financial institutions party thereto as lenders, Citicorp North America, Inc., as administrative agent, and Citibank, N.A., as collateral agent and intercreditor agent.

         (2) The Borrower has requested that the Initial Lender Parties establish a senior secured term credit facility in the aggregate principal amount of $767,000,000 in favor of the Borrower. The Initial Lender Parties have indicated their willingness to provide such financing to the Borrower on the terms and conditions of this Agreement and the other Financing Documents (as hereinafter defined).

         (3)  The Borrower has also requested that the Initial Lender
Parties establish a senior secured revolving credit facility in the aggregate amount of $200,000,000 in favor of the Borrower, with up to (a) the full amount thereof to be made available in the form of Revolving Advances (as hereinafter defined) or one or more Letters of Credit (as hereinafter defined) issued at the request of the Borrower on behalf of itself or any of its Subsidiaries (as hereinafter defined) and (b) $10,000,000 thereof to be available in the form of Swing Line Advances (as hereinafter defined). The Initial Lender Parties have indicated their willingness to provide such financing to the Borrower on the terms and conditions of this Agreement and the other Financing Documents.

         (4) The proceeds of the Term Facility (as hereinafter defined), together with proceeds of the Revolving Facility made available on the Closing Date (as hereinafter defined), shall be used to refinance amounts outstanding under the Existing Credit Agreement.

         (5) The proceeds of the Revolving Facility (as hereinafter defined) shall be used (a) on the Closing Date, to refinance amounts outstanding under the Existing Credit Agreement and (b) after the Closing Date, to provide working capital for the Borrower and its Subsidiaries.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Definitions. As used in this Agreement, unless otherwise indicated the following terms shall have the following meanings:

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Account Control Agreement" has the meaning set forth in the Security Agreement.

         "Acquired Material Property" has the meaning specified in Section 5.04(d).

         "Act" has the meaning specified in Section 8.17.

         "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

         "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, at its office at 2 Penns Way, New Castle, Delaware (ABA No. 021000089), Account No. 36852248, Reference: Allegheny Energy Supply Company, LLC, or such other account as the Administrative Agent shall specify in writing to the Lender Parties and the Borrower.

         "Advance" means a Revolving Advance, a Swing Line Advance or a Term Advance, as the context may require.

         "AE Capital" means Allegheny Energy Supply Capital, LLC, a Delaware limited liability company.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

         "Affiliate Subordination Terms" means, with respect to any Debt or other Obligations owed by the Borrower or any Material Subsidiary to any Affiliate thereof, that such Debt is subject to an agreement which subordinates such Debt to the Obligations owed in respect of the Advances on identical terms to those set forth in Exhibit F hereto.

         "AGC" means Allegheny Generating Company, a Virginia corporation.

         "AGC Transmission Line" means, collectively, (a) the 500 kilovolt interconnection and transmission facilities for the power generation station owned by AGC, including transmission lines, substations, transformers, breakers, relays, switches, switchyards, synchronizing equipment, metering equipment and other equipment relating thereto (and, in each case, is not required for the generation of electric energy by the power generation station owned by AGC), (b) the land owned by AGC, if any, on which any such facilities are situated (to the extent the power generation station owned by AGC is not also situated on such land) and (c) all easements, licenses and rights-of-way of AGC in respect of such interconnection and transmission facilities.

         "Agent Parties" has the meaning set forth in Section 8.02(d). "Agents" means the Administrative Agent and the Collateral Agent.

         "Agreement" has the meaning set forth in the recital of the parties to this agreement.

         "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Borrower in good faith equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (as defined in the definition of a "Hedge Agreement"), the amount, if any, that would be payable by the Borrower or any of its Subsidiaries to its counterparty to such Hedge Agreement pursuant to the terms of such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination,
(ii) the Borrower or such Subsidiary was the sole "Affected Party", and (iii) the Borrower or such Subsidiary was the sole party determining such payment amount (with the Borrower making such determination pursuant to the provisions of the Master Agreement or the Hedge Agreement (whichever is applicable)); or
(b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement (after any netting permitted pursuant to the terms of such Hedge Agreement (including any netting across different Hedge Agreements and Master Agreements to the extent permitted by contract)) to the Borrower or any of its Subsidiaries party to such Hedge Agreement, if any, determined by the Borrower in good faith based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement (after any netting permitted pursuant to the terms of such Hedge Agreement (including any netting across different Hedge Agreements and Master Agreements to the extent permitted by contract)) to the Borrower or any of its Subsidiaries party to such Hedge Agreement, if any, as determined by the Borrower in good faith in accordance with the terms of such Hedge Agreement or, if such Hedge Agreement does not provide a methodology for such determination, the amount, if any, by which (i) the present value of the future cash flows to be paid by the Borrower or any of its Subsidiaries party thereto, as the case may be, exceeds
(ii) the present value of the future cash flows to be received by the Borrower or such Subsidiary, as the case may be, pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

         "ALTA Survey" means a fully paid American Land Title
Association/American Congress on Surveying and Mapping form survey.

         "Amended and Restated Mortgages" means the deeds of trust, trust deeds and mortgages set forth on Schedule 1.01(a).

         "Amendment Fee" means any fee offered, paid or payable to any Lender Party by the Borrower or any Affiliate of the Borrower (whether directly or through any Agent or any other Person) in consideration for any waiver of, or agreement to amend or modify any provision of, any of the Financing Documents.

         "Amendments" has the meaning specified in Section 3.01(a)(iv).

         "Applicable Law" means, with respect to any Person, any and all laws, statutes, regulations or rules, or orders, injunctions, decrees, judgments, writs, determinations or awards having the force or effect of binding such Person at law issued by any Governmental Authority, applicable to such Person, including all Environmental Laws.

         "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

               ===================== ================= ===================
                                        Applicable     Applicable Margin
                Public Debt Rating      Margin for            for
                   S&P/Moody's          Base Rate       Eurodollar Rate
                                         Advances           Advances
               ===================== ================= ===================
               Level 1                    0.00%              0.45%
                  BBB+/Baa1
                  or above
               --------------------- ----------------- -------------------
               Level 2                    0.00%              0.55%

                  BBB/Baa2
               --------------------- ----------------- -------------------

               Level 3                    0.00%              0.75%
                  BBB-/Baa3
               --------------------- ----------------- -------------------
               Level 4                    0.00%              0.875%
                  BB+/Ba1
               --------------------- ----------------- -------------------
               Level 5                    0.25%              1.25%
                    BB/Ba2
               --------------------- ----------------- -------------------
               Level 6                    0.50%              1.50%
                  Below
                    BB/Ba2
               ===================== ================= ===================

         "Appropriate Lender" means, at any time, with respect to (a) the Revolving Facility, a Revolving Lender, (b) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Lenders have made Swing Line Advances pursuant to Section 2.02(c) that are outstanding at such time, each such other Revolving Lender and (c) the Term Facility, a Term Lender.

         "Approved Fund" means a Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person or an Affiliate of a Person that administers or manages a Lender.

         "Armstrong Facility" means the Armstrong generating facility located near Adrian, Pennsylvania in Armstrong County, Pennsylvania and owned by the Borrower.

         "Arranger Parties" means CGMI, as Joint Lead Arranger and Joint Book Runner, Scotia Capital, as Joint Lead Arranger, as Joint Book Runner and Co-Syndication Agent, BAS, as Joint Lead Arranger and Joint Book Runner, and BofA, as Co-Syndication Agent.

         "Asset Sale" means any Sale of any Asset (including Emissions Credits) by the Borrower or any Material Subsidiary to any Person other than the Borrower or a Material Subsidiary, other than (a) Sales of Emissions Credits in the ordinary course of business to the extent that the Net Cash Proceeds received by the Borrower and its Subsidiaries therefrom are less than or equal to $100,000,000 in the aggregate in any Fiscal Year and such Sale does not contravene the terms of Section 5.02(d)(i)(B) and (b) Sales pursuant to clause
(A), (C), (D), (G), (H), (I), (J), (K) or (L) of Section 5.02(d)(i).

         "Assets" means, with respect to any Person, all or any part of its business, property, rights, interests and assets, both tangible and intangible (including Equity Interests in any other Person), wherever situated.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C.

         "Authorized Signatory" means, with respect to any Person, the individual, or any of the individuals, authorized to sign any Financing Document, as well as any other agreements, to which such Person is or is to be a party and give written instructions on behalf of such Person with regard to any matters pertaining to any Financing Document to which such Person is or is to be a party (as identified on an incumbency certificate submitted to the Administrative Agent (and, prior to the Collateral Release Date, the Collateral Agent) from time to time prior to the receipt of any instructions from such Authorized Signatory).

         "Auto-Extension Letter of Credit" has the meaning specified in Section 2.03(a)(iii).

         "AYE Money Pool" means the internal financing facility of the Parent and certain of its Subsidiaries in which the excess funds of certain participants are used to satisfy the short-term borrowing needs of other participants.

         "BAS" has the meaning specified in the recital of parties to this Agreement.

         "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

           (b) the Federal Funds Rate plus 0.5% per annum.

         "Base Rate Advance" means an Advance that bears interest as provided in
Section 2.07(a)(i).

         "Bath County" means the undivided forty percent (40%) interest (constituting 1035 MW of pumped storage) owned by a Subsidiary of the Parent in the hydroelectric power generating station located in Bath County, Virginia.

         "Bingamon Creek Property" means the 34-acre property located in Harrison County, West Virginia and owned by the Borrower and MPC, but excluding any related personal property the creation, granting or perfection of a Lien upon or in which is governed by the UCC.

         "BofA" has the meaning specified in the recital of parties to this Agreement.

         "Borrower" has the meaning specified in the recital of parties to this Agreement.

         "Borrowing" means a Revolving Borrowing, a Swing Line Borrowing or a Term Borrowing.

         "Borrowing Account" means such account as the Borrower shall specify in writing to the Administrative Agent from time to time.

         "Buffalo Reserve Project" means the development of property and mineral and other natural resources rights in Washington County and adjoining counties in the Commonwealth of Pennsylvania and the State of West Virginia, including
(a) the formation of a legal entity to pursue the development of such property and mineral rights, and (b) entering into operating agreements, joint venture agreements, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, contracts for sale, transportation or exchange agreements, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, interests or arrangements, and Investments and expenditures in connection with the development of such property and mineral rights.

         "Business Day" means a day of the year on which banks are not required or not authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person during such period (whether financed by cash or by Debt (including Obligations under Capitalized Leases) assumed or incurred to fund, directly or indirectly, such expenditures) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the excess (if any) of the gross amount of such purchase price over the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "Cash Collateral Account" means a non-interest bearing securities account opened, or to be opened, by the Administrative Agent and in which a Lien has been granted to the Administrative Agent for the benefit of each Revolving Lender and each Issuing Bank pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each Issuing Bank (which documents are hereby consented to by the Revolving Lenders) to the extent that any Letter of Credit is required to be Cash Collateralized in accordance with this Agreement.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Issuing Bank and each Revolving Lender, as collateral for the L/C Obligations, cash or deposit account balances, and "Cash Collateral" shall refer to such cash or deposit account balances.

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than, Liens permitted under the Financing Documents) and, except in the case of clause
(d) below, having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit, time deposits, eurodollar deposits and bankers' acceptances with any commercial bank that is an Agent or a Lender Party or a member of the Federal Reserve System, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $500,000,000; provided that the aggregate principal amount of certificates of deposit, time deposits, eurodollar time deposits and bankers acceptances of any one bank shall not exceed $50,000,000 at any one time, (c) commercial paper in an aggregate amount of no more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, or
(d) investments in mutual funds the sole investments of which are the cash equivalents identified in clauses (a) through (c) above (but with a remaining maturity of not greater than 13 months while being held by the applicable mutual fund) and repurchase obligations for any of the cash equivalents identified in clause (a) above.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "CGMI" has the meaning specified in the recital of parties to this Agreement.

         "Change of Control" means the occurrence of any of the following: (a) the Parent shall cease to own all issued and outstanding Equity Interests in the Borrower other than the ML Interests; (b) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the Parent; (c) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Parent (the "Original Directors") shall cease for any reason to constitute a majority of the board of directors of the Parent (unless replaced by individuals nominated or proposed by the Original Directors); or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

         "Chief Financial Officer" of any Person means such Person's chief financial officer or such other natural person who is principally responsible for such Person's financial matters.

         "Citibank" means Citibank, N.A.

         "Closing Date" has the meaning specified in Section 3.01(a).

         "Closing Date Transactions" has the meaning specified in Section 3.01(a)(xiii).

         "CNAI" means Citicorp North America, Inc.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Collateral" has the meaning specified in the Security Agreement.

         "Collateral Agent" means Citibank, N.A. (or any successor collateral agent appointed pursuant to Article VII of the Security Agreement), solely in its capacity as collateral agent for the Secured Parties.

         "Collateral Documents" means the Security Agreement, the Mortgages, the Account Control Agreements and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Collateral Release Date" means the date when (a) the non-credit enhanced long-term senior unsecured debt of the Borrower shall be rated not worse than BBB- and Baa3 by S&P and Moody's, respectively, in each case with stable outlook, and (b) the Administrative Agent shall have received a certificate from the Borrower certifying as to such ratings and requesting the termination of all Collateral Documents and the release of all Liens created thereunder in respect of the Collateral.

         "Commitment" means, as to each Lender, such Lender's Revolving Commitment or Term Commitment, as the context may require.

         "Commitment Effective Date" has the meaning specified in Section
2.16(b).

         "Commitment Fee Rate" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

          =========================== ==========================
              Public Debt Rating         Commitment Fee Rate
                 S&P/Moody's
          =========================== ==========================
          Level 1                              0.080%
             BBB+/Baa1
             or above
          --------------------------- --------------------------
          Level 2                              0.100%

             BBB/Baa2
          --------------------------- --------------------------

          Level 3                              0.125%
             BBB-/Baa3
          --------------------------- --------------------------
          Level 4                              0.200%
             BB+/Ba1
          --------------------------- --------------------------
          Level 5                              0.250%
               BB/Ba2
          --------------------------- --------------------------
          Level 6                              0.300%
             Below
               BB/Ba2
          =========================== ==========================

         "Commodity Hedge Agreement" means any swap, cap, collar, floor, future, option, spot, forward, power purchase agreement, power sale agreement, electric power generation capacity purchase and sale agreement, fuel purchase agreement, fuel sale agreement, power transmission agreement, regional transmission organization agreements, fuel transportation agreement, fuel storage agreement, netting agreement or similar agreement (including each confirmation entered into pursuant to any master agreement) entered into in the ordinary course of business in order to manage fluctuations in the price or availability to the Borrower or any of its Subsidiaries of any energy-related commodity including Emissions Credits and energy attributes. For purposes of this definition "commodity" means any tangible or intangible commodity of any type or description, including electric power, electric power capacity, petroleum, coal, urea, financial transmission rights, natural gas and by-products thereof.

         "Communications" has the meaning specified in Section 8.02(b).

         "Confidential Information" has the meaning specified in Section
8.12(a).

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to minority interests and to depreciation and amortization for such period (including amortization of Debt issuance costs),
(iv) any extraordinary or non-recurring non-cash charges (including the write-down of non-current assets) for such period, (v) any non-cash goodwill or other intangible asset impairment charges resulting from the application of Statement Number 142 or Statement Number 144 of the Financial Accounting Standards Board, (vi) any non-recurring expenses or non-cash charges incurred in connection with the Transactions and (vii) any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants and other equity incentive programs; provided that to the extent that all or any portion of the net income of any Subsidiary of the Borrower or any other Person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses
(i) through (vii) that are attributable to such Subsidiary or other Person shall not be included for purposes of this clause (a) for such period or portion thereof, and minus (b) without duplication, (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a) above after the Closing Date and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-recurring non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period for purposes of the covenants set forth in Section 5.03, (A) the Consolidated EBITDA of any Investment made or Subsidiary acquired by the Borrower or any Subsidiary in accordance with the terms of this Agreement during such period for which aggregate consideration paid by the Borrower or any of its Subsidiaries shall be equal to or greater than $25,000,000 shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Debt in connection therewith occurred as of the first day of such period), and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period for which the aggregate consideration received by the Borrower or any of its Subsidiaries shall be equal to or greater than $25,000,000 shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Debt in connection therewith occurred as of the first day of such period).

         "Consolidated Interest Expense" means, for any period, (a) the sum of, without duplication, (i) the interest expenses (including imputed interest expense in respect of Capitalized Leases) of the Borrower and its Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Debt of the Borrower or any of its Subsidiaries that is required to be capitalized rather than included in consolidated interest expenses for such period in accordance with GAAP, minus (b) to the extent included in such consolidated interest expense for such period, amounts attributable to the amortization of financing costs and non-cash amounts attributable to the amortization of debt discounts. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any of its Subsidiaries with respect to interest rate Hedge Agreements which are included as interest expense in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income or loss before cumulative effect in change of accounting principles of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not, as a result of any Subsidiary Debt Default, at the time permitted by operation of the terms of the agreement or other documents governing the Debt under which such Subsidiary Debt Default shall have occurred; provided that such income of such Subsidiary shall only be so excluded for that portion of such period during which the condition described in this clause (a) shall so exist; (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged or Consolidated with the Borrower or any Subsidiary on the date such Person's Assets are acquired by the Borrower or any Subsidiary; (c) the income or loss of any Person (other than a Subsidiary) in which any other Person (other than the Borrower or a wholly owned Subsidiary of the Borrower) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such Person during such period; (d) any gain or loss in excess of $1,000,000 attributable to any individual sale of an Asset, or series of related sales of Assets, out of the ordinary course of business; and (e) any gains or losses attributable to interest rate Hedge Agreements which are not included as interest expense in accordance with GAAP.

         "Consolidated Net Tangible Assets" means, as of any date of determination, an amount equal to (a) Consolidated total Assets of the Borrower and its Subsidiaries, minus (b) all Assets of the Borrower and its Subsidiaries on that date that are considered to be intangible assets under GAAP, including goodwill.

         "Constituent Documents" means, with respect to any Person, (a) the articles or certificate of incorporation, charter or other similar organizational document of such Person, (b) the by-laws or other similar document of such Person, (c) any certificate of designation or instrument relating to the rights of holders (including preferred shareholders) of Equity Interests in such Person and (d) any shareholder rights agreement or other similar agreement.

         "Contest" means, with respect to the payment of Taxes or any other claims or liabilities by any Person, to contest the validity or amount thereof in good faith by appropriate proceedings timely instituted and diligently pursued within the applicable statutory period and in accordance with Applicable Law; provided that the following conditions are satisfied: (a) such Person has posted a bond or other security in accordance with Applicable Law (if required) or has established adequate reserves with respect to the contested items in accordance with, and to the extent required by, GAAP; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) neither such Person nor any of its officers, directors or employees nor any Secured Party or any of its respective officers, directors or employees is, or could reasonably be expected to become, subject to any criminal liability or sanction in connection with such contested items; and (d) no Lien relating to such contest attaches to any Assets of such Person and becomes enforceable against other creditors of such Person.

         "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

         "Continuation", "Continue" and "Continued" each refer to a continuation of Eurodollar Rate Advances upon the expiration of the Interest Period therefor as Eurodollar Rate Advances of the same or a different Interest Period pursuant to Section 2.11.

         "Controlled Account" has the meaning specified in the Security
Agreement.

         "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.11 or 2.12.

         "Covered Taxes" has the meaning specified in Section 2.13(a).

         "CUSA" has the meaning specified in the recital of parties to this Agreement.

         "Debt" of any Person (the "obligor") means, without duplication, (a) all Obligations of such obligor for or in respect of moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a non-recourse basis), and any other form of financing that is recognized in accordance with GAAP in the obligor's financial statements as being in the nature of a borrowing or is treated as "off-balance" sheet financing; (b) all Obligations of the obligor evidenced by notes, bonds, debentures or other similar instruments issued in connection with accounts payable excluded pursuant to the parenthetical in clause (c) below; (c) all Obligations of the obligor for the deferred purchase price of property or services (other than accounts (i) payable within 90 days of being incurred arising in the ordinary course of such obligor's business and not more than 90 days past due, or (ii) subject to a Contest); (d) all Obligations of such obligor under conditional sale or other title retention agreements relating to Assets acquired by such obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Obligations of such obligor under any securitization or monetization arrangement; (f) all Obligations of such obligor as lessee under Capitalized Leases; (g) all Obligations of the obligor, contingent or otherwise, of the obligor under acceptance, letter of credit or similar facilities other than as issued (i) in connection with Obligations excluded pursuant to clause (b) above or the parenthetical in clause
(c) above or (ii) as credit support for leases other than Capitalized Leases;
(h) all Obligations of the obligor to purchase, redeem, retire, defease or otherwise make any payments in respect of any Equity Interests in the obligor or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all Obligations of the obligor in respect of Hedge Agreements;
(j) all Contingent Obligations of the obligor with respect to Debt; and (k) all indebtedness and other payment Obligations referred to in clauses (a) through
(j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights owned by the obligor), even though the obligor has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

         "Debt for Borrowed Money" means Debt of the types specified in (i) clauses (a), (b), (d), (e) and (f) of the definition of "Debt" and (ii) to the extent relating to Debt of the types specified in one or more of clauses (a),
(b), (d), (e) and (f) of the definition of "Debt", clauses (j) and (k) thereof.

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Disclosed Litigation" has the meaning specified in Section 4.01(f).

         "Disclosed Matters" means the occurrence of any event in respect of, or effect upon, the business, condition (financial or otherwise), operations, performance, properties, assets, liabilities (actual or contingent), results of operations or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, which has been disclosed (a) pursuant to a public filing by the Parent with the SEC or (b) in writing to the Administrative Agent.

         "Dollars" and "$" mean the lawful currency of the United States of America.

         "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Eligible Assignee" means (a) with respect to any Lender, (i) any other Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; (iv) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (vi) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (vi); (vii) the central bank of any country that is a member of the OECD; (viii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; or (ix) any other Person approved by (A) to the extent such Person is to become an Eligible Assignee in respect of any assignment of any Revolving Commitment, any Revolving Advance, any L/C Credit Extension or any L/C Borrowing, the Issuing Bank(s) (each acting in its sole discretion) and the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, so long as no Specified Default shall have occurred and be continuing, the Borrower (such approval not to be unreasonably withheld or delayed), (B) to the extent such Person is to become an Eligible Assignee in respect of any assignment of any Revolving Commitment or any Revolving Advance, the Swing Line Bank and (C) to the extent such Person is to become an Eligible Assignee in respect of any assignment of any Term Commitment or any Term Advance, the Administrative Agent (such consent not to be unreasonably withheld) and, so long as no Specified Default shall have occurred and be continuing, the Borrower (such approval not to be unreasonably withheld or delayed), and (b) with respect to any Issuing Bank, a Person that is an Eligible Assignee under subclause (iv) or (vi) (so long as such bank is acting through a branch or agency located in the United States) of clause (a) of this definition and is approved by the Administrative Agent and, so long as no Specified Default shall have occurred and be continuing, the Borrower, such approval, not to be unreasonably withheld or delayed; provided that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition; and provided further that, for the avoidance of doubt, notwithstanding whether any Person constitutes an "Eligible Assignee", the consent of (x) the Issuing Bank(s) under
Section 8.07(a) shall be required with respect to any assignment of any Revolving Commitment, any Revolving Advance, any L/C Credit Extension or any L/C Borrowing and (y) the Swing Line Bank under Section 8.07(a) shall be required with respect to any assignment of any Revolving Commitment or any Revolving Advance.

         "Emissions Credits" means the emissions limitations which: (a) are issued by environmental Governmental Authorities; (b) authorize the emission of a fixed amount of pollutants; and (c) are utilized as a market-based mechanism for reducing pollution.

         "Environmental Action" means any action, suit, demand letter, claim by any Governmental Authority, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Material or arising from alleged injury or threat to health and safety or the environment relating to any Environmental Law, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety as it relates to Hazardous Materials or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, non-Debt securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any of its Subsidiaries, or under common control, within the meaning of Section 414 of the Code, with the Borrower or any of its Subsidiaries.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver in accordance with Section 412(d) of the Code with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any of its Subsidiaries or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(f) a lien has been imposed under Section 302(f) of ERISA with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan, provided, however, that the occurrence of the event or condition described in Section 4042(a)(4) of ERISA shall be an ERISA Event only if the PBGC has notified the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate that it intends to institute proceedings to terminate a Plan pursuant to such Section.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, with respect to any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1.00 minus the Eurodollar Rate Reserve Percentage.

         "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

         "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "Event of Default" has the meaning specified in Section 6.01.

         "Excluded Assets" means (a) with respect to the security interests created by the Mortgages and the Security Agreement, the Smith Facility and the real and personal properties located in La Paz County, Arizona, Maricopa County, Arizona, and St. Joseph County, Indiana, (b) with respect to the security interests created by the Mortgages and the Security Agreement, the Bingamon Creek Property (so long as the Fair Market Value of such property does not exceed $10,000,000) and (c) the Equity Interests in each Subsidiary or other entity owned by the Borrower other than a Material Subsidiary.

         "Existing Credit Agreement" has the meaning specified in Preliminary Statement (1) of this Agreement.

         "Existing Debt" means all Debt of the Borrower and its Subsidiaries outstanding under the Existing Credit Agreement.

         "Existing Lenders" has the meaning specified in Preliminary Statement
(1) of this Agreement.

         "Facility" means the Term Facility, the Revolving Facility or the Swing Line Facility, as the context may require.

         "Fair Market Value" means with respect to any Asset the price at which a willing buyer would purchase such Asset from a willing seller, assuming that both buyer and seller are rational and have reasonable knowledge of all relevant facts.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letters" means, collectively, (a) each fee letter, if any, between the Borrower and the Administrative Agent, (b) each fee letter, if any, between the Borrower and the Collateral Agent and (c) the fee letter, if any, between the Borrower and CGMI.

         "FERC" means the Federal Energy Regulatory Commission.

         "Final Maturity Date" means the earlier of (a) the date of termination in whole of the Commitments, the Incremental Commitments and the L/C Obligations pursuant to Section 2.05 or 6.01, and (b) the fifth anniversary of the Closing Date.

         "Financing Documents" means this Agreement, the Notes, the Fee Letters, the Collateral Documents, the Issuer Documents, each intercreditor agreement (if any) among the Collateral Agent, the Administrative Agent, the Borrower and the counterparty of any Commodity Hedge Agreement in respect of Permitted Second Priority Liens and each subordination agreement (if any) entered into in respect of Debt referred to in Section 5.02(b)(v).

         "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

         "Form 10-K" has the meaning set forth in Section 4.01(h).

         "Fort Martin Facility" means the Fort Martin generating facility located near Maidsville, West Virginia and owned by the Borrower and MPC.

         "Fronting Fee" has the meaning specified in Section 2.08(c).

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" has the meaning specified in Section 1.02(c).

         "Governmental Approvals" has the meaning specified in Section 4.01(d).

         "Governmental Authority" means any national, state, county, city, town, village, municipal or other de jure or de facto government department, commission, board, bureau, agency, authority or instrumentality of a country or any political subdivision thereof or any regional transmission authority organized pursuant to federal law, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing. "Granting Lender" has the meaning specified in Section 8.07(h).

         "Hatfield's Ferry Facility" means the Hatfield's Ferry generation facility located near Masontown, Pennsylvania and owned by the Borrower and MPC.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Hedge Agreements" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, any other Commodity Hedge Agreements, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or are governed by, any form of master agreement published by the International Swaps and Derivative Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (including such master agreement, together with any related schedules, a "Master Agreement") including any such obligations or liabilities under any Master Agreement.

         "Honor Date" has the meaning specified in Section 2.03(b)(i).

         "Incremental Commitments" has the meaning specified in Section 2.16(a).

         "Indemnified Costs" has the meaning specified in Section 7.05(a).

         "Indemnified Party" has the meaning specified in Section 8.04(b).

         "Information Memorandum" means the information memorandum dated April 2006 used by the Joint Lead Arrangers in connection with the syndication of the Facilities.

         "Initial Borrowing" means the initial Borrowing to be made on the Closing Date which shall be or is comprised of (a) Term Advances, (b) Revolving Advances and/or (c) L/C Credit Extensions.

         "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

         "Initial Lender Parties" has the meaning specified in the recital of parties to this
         Agreement.

         "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

         "Insolvency Proceeding" means, with respect to any Person, (a) any proceeding which shall be instituted against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or the entry by any competent Governmental Authority of any jurisdiction or a court having jurisdiction in the premises of a decree or order approving or ordering any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property); or (b) commencement by such Person of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any Applicable Law; or consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or the making by such Person of an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Person, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

         "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) the Consolidated Interest Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

         "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, if available at the time of selection to all Lenders owed any of the relevant Advances, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period (or in the case of any Conversion of any Base Rate Advance into a Eurodollar Rate Advance requested to occur within three Business Days after the Closing Date in accordance with Section 2.11(a)(ii), upon notice received by the Administrative Agent by such time and with such shorter prior notice as may be agreed by the Administrative Agent); provided, however, that:

          (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the date specified in clause
     (b) of the definition of "Final Maturity Date";

          (b) the Borrower may not select any Interest Period if, after giving effect to such selection, there are more than fifteen different Interest Periods applicable to all Eurodollar Rate Advances then outstanding;

          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Intralinks" means the digital internet workspace located at http://www.intralinks.com.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the Assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of "Debt" in respect of such Person.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

         "Issuer Documents" means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower or in favor of any Issuing Bank and relating to any such Letter of Credit.

         "Issuing Bank" means the Initial Issuing Bank, any Revolving Lender issuing Letters of Credit hereunder and each Person that shall become an Issuing Bank hereunder pursuant to Section 8.07.

         "Joint Lead Arrangers" means CGMI, Scotia Capital and BAS, not in their respective individual capacities except as expressly set forth herein but solely as joint lead arrangers.

         "Joint Venture" means, with respect to any Person, at any date, any other Person in whom such Person directly or indirectly holds an Investment consisting of an Equity Interest and whose financial results would not be considered under GAAP with the financial results of such Person on the Consolidated financial statements of such Person, if such statements were prepared in accordance with GAAP as of such date.

         "L/C Advance" means, with respect to each Revolving Lender, such Revolving Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lender" means each Initial Lender and each other Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

         "Lender Parties" means the Lenders and the Issuing Banks.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit to be issued hereunder by any Issuing Bank in the form from time to time in use by such Issuing Bank.

         "Letter of Credit Expiration Date" means the day that is five Business Days prior to the date specified in clause (b) of the definition of "Final Maturity Date" (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" has the meaning specified in Section 2.08(b).

         "Letters of Credit" means letters of credit issued by any Issuing Bank pursuant to Section 2.01(d).

         "Leverage Ratio" means, as of any date of determination, the ratio of
(a) Consolidated Debt for Borrowed Money of the Borrower as at such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

         "LIBOR" means, for any applicable Interest Period with respect to all Eurodollar Rate Advances comprising part of the same Borrowing, the British Bankers' Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers' Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or, if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen LIBOR 01 Page as of such date and such time; provided that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/1,000th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (New York City time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Advance of CUSA (in its capacity as a Lender).

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Material Adverse Change" means any material adverse change in the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Secured Party under any Financing Document or (c) the ability of the Borrower to perform its Obligations under the Financing Documents.

         "Material Property" means such real property of the Borrower (other than Excluded Assets), which real property (a) has a book value greater than or equal to $10,000,000 (including any such real property acquired in connection with a Permitted Asset Swap), (b) is subject to a Mortgage or (c) is otherwise material to the value of any real property of the Borrower which is subject to a Lien under the Mortgages.

         "Material Subsidiary" means, collectively, (a) AE Capital, (b) any Subsidiary (other than AE Capital) of the Borrower existing as of the Closing Date which, after the Closing Date, acquires Assets, including any deposit or securities accounts, with a book value in excess of $250,000,000 in the aggregate, (c) any Subsidiary of the Borrower incorporated or formed after the Closing Date, or any Person that becomes a Subsidiary of the Borrower after the Closing Date, in each case, that holds Assets, including any deposit or securities accounts, with a book value in excess of $250,000,000 in the aggregate and (d) any other Subsidiary of the Borrower designated as a "Material Subsidiary" by the Borrower to the Administrative Agent in writing.

         "Merrill Lynch Litigation" means that litigation arising out of that complaint filed under the caption Merrill Lynch & Co., Inc., et al. v. Allegheny Energy, Inc., and Allegheny Energy, Inc., et al. v. Merrill Lynch & Co., Inc., et al. (02 CV 7689 (HB)).

         "ML Interests" means the up to 2% of all issued and outstanding Equity Interests in the Borrower which are owned by ML IBK Positions, Inc, a Delaware corporation.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Policies" means the title insurance policies insuring the Amended and Restated Mortgages marked on Schedule 1.01(a) as having been insured.

         "Mortgages" means the Amended and Restated Mortgages (as amended by the Amendments), the New Mortgages and any other mortgage, deed of trust, trust deed, leasehold mortgage or leasehold deed of trust recorded and filed with any necessary recording office from time to time in order to create a valid Lien over the Collateral in favor of the Secured Parties in respect of the Secured Obligations owed to such Secured Parties pursuant to the terms of this Agreement or the Security Agreement.

         "MPC" means Monongahela Power Company, a corporation incorporated under the laws of the State of Ohio.


         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate and at least one Person other than the Borrower, its Subsidiaries and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower and any of its Subsidiaries or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any Assets, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration or received from escrow) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) the following (to the extent directly and primarily relating to such transaction): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal, consultant and advisor fees, finder's fees and other similar fees and commissions, (b) the amount of Taxes (or amounts owing pursuant to the Tax Allocation Agreement) payable in connection with or as a result of such transaction, (c) the amount of (i) any Debt secured by a prior Lien on the Asset which is the subject of such sale, lease, transfer or other disposition or (ii) Debt outstanding under the Pollution Control Bonds that is, in either case, repaid, redeemed or defeased upon such disposition as required pursuant to the terms of (1) the agreement or instrument governing such Debt or
(2) any undertaking or agreement of the Borrower made on or prior to February 21, 2003 in favor of the issuer of any guaranty, surety bond or insurance policy issued for the benefit of the holders of such Debt, including each of the consents, dated February 21, 2003, entered into among (A) the Borrower, PEC and MBIA Insurance Corporation and (B) the Borrower, WPPC and MBIA Insurance Corporation, (d) the costs associated (in the Borrower's best estimate) with terminating all Hedge Agreements, if any, entered into in connection with such Asset, which Hedge Agreements are not being transferred as part of such sale, lease, transfer or other disposition, but only to the extent that the amounts so deducted are, at the time or within a reasonable time (not to exceed ten days) of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Affiliate of the Borrower and are properly attributable to such transaction or to the Asset that is the subject thereof, and (e) any amounts received from funds that were held in escrow as of the Closing Date with respect to any sale, lease, transfer or other disposition of any Asset consummated prior to the Closing Date; provided that, in the case of Taxes or termination costs that are deductible under clause (b) or (c)(ii) above but for the fact that, at the time of receipt of such cash, such amounts have not been actually paid or are not then payable, such Person may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Person's reasonable estimate of such amounts, other than Taxes for which such Person is indemnified; provided further that, at the time such amounts are paid, an amount equal to the amount, if any, by which the Reserved Amount for such amounts exceeds the amount of such amounts actually paid shall constitute "Net Cash Proceeds" of the type for which such amounts were reserved for all purposes hereunder.

         "New Mortgages" has the meaning specified in Section 5.01(l).

         "Non-Extension Notice Date" has the meaning specified in Section 2.03(a)(iii).

         "Non-UCC Property" means any of the Collateral consisting of personal property the creation, granting or perfection of a Lien upon or in which is governed by Applicable Law other than the UCC and Applicable Law under, or relating to, the UCC.

         "Note" means a Revolving Note or a Term Note, as the context may require.

         "Notice of Borrowing" has the meaning specified in Section 2.02(a).

         "Notice of Conversion/Continuation" has the meaning specified in
Section 2.11(a)(ii).

         "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(c).

         "NPL" means the National Priorities List under CERCLA.

         "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Financing Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' and consultants' fees and disbursements, indemnities and other amounts payable by the Borrower under any Financing Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Officer's Certificate" means, with respect to any Person, a certificate signed by a Responsible Officer of such Person.

         "Other Perfection Requirements" means (a) the giving of notice to any Person (other than an Affiliate of the Borrower) of the Liens created by the Borrower under the Collateral Documents and (b) any recording, notice, filing, registration, instrument or act required to be undertaken, made or executed in order to grant or perfect any Lien over Non-UCC Property.

         "Other Taxes" has the meaning specified in Section 2.13(b).

         "Outstanding Amount" means (a) with respect to the Revolving Facility on any date, the aggregate outstanding principal amount thereof after giving effect to any Revolving Borrowings, Swing Line Borrowings and prepayments of the Revolving Facility and Swing Line Facility occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any relevant L/C Credit Extension occurring on such date and any other changes in the aggregate amount of such L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any relevant Letters of Credit or any reductions in the maximum amount available for drawing under any relevant Letters of Credit taking effect on such date.

         "PA Report" means the Independent Market Expert's Report for the PJM, MISO, and SERC-TVA Regions, dated June 24, 2005, prepared by PA Consulting Group.

         "Parent" means Allegheny Energy, Inc., the parent company of the Borrower.

         "Parent Credit Agreement" means that certain Credit Agreement, dated as of June 16, 2005, among the Parent, the Borrower, the lenders and issuing bank party thereto, and CNAI, as administrative agent.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "PEC" means The Potomac Edison Company, a Maryland and Virginia corporation.

         "PEC Service Agreement" means that certain Service Agreement, dated as of August 1, 2000, between the Borrower and PEC (d/b/a Allegheny Power).

         "Permitted Asset Swap" has the meaning specified in Section 5.02(d)(i)(I).

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(d); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days, or which are subject to Contest; (c) Liens or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, leases (other than Capitalized Leases), trade contracts, public or statutory obligations (including environmental, municipal and public utility commission obligations under Applicable Laws), surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(h) or securing appeal or other surety bonds related to such judgments; (f) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (g) Liens securing reimbursement obligations with respect to letters of credit (which reimbursement obligations relate to Debt which has not been incurred in contravention of the terms of this Agreement and the other Financing Documents) that encumber documents and other property relating to such letters of credit and the proceeds and products thereof, including such Liens arising in connection with the issuance of letters of credit on behalf of the Parent to support obligations of the Borrower and its Subsidiaries under Hedge Agreements to the extent that such Hedge Agreements are entered into in accordance with the terms of this Agreement; (h) Liens on cash deposits in the nature of a right of setoff, banker's lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts, commodity accounts or securities accounts; (i) financing statements filed on a precautionary basis in respect of operating leases to the extent such lease is otherwise permitted under the terms of this Agreement; provided that no such financing statement extends to or refers to as collateral any Assets which are not subject to such operating lease; and (j) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any Asset or interest therein which rights of first refusal, option or contractual right is in connection with a sale, transfer or other disposition of Assets permitted under Section 5.02(c) or 5.02(d).

         "Permitted Refinancing Debt" means Debt issued or incurred (including by means of the extension or renewal of existing Debt) to refinance, refund, extend, renew or replace existing Debt ("Refinanced Debt") concurrently with, or within 90 days after, the issuance or incurrence of such Debt; provided that (a) the principal amount of such refinancing, refunding, extending, renewing or replacing Debt is not greater than the principal amount of such Refinanced Debt plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Debt has a final maturity date that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Debt, (c) if such Refinanced Debt is subordinated to the Secured Obligations hereunder, such refinancing, refunding, extending, renewing or replacing Debt remains so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Debt immediately prior to such refinancing, refunding, extending, renewing or replacing and any additional person (other than the Borrower and the Material Subsidiaries) are the only obligors on such refinancing, refunding, extending, renewing or replacing Debt and (e) such refinancing, refunding, extending, renewing or replacing Debt contains covenants and events of default which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be customary for similar issuances of Debt by issuers of a similar credit rating or standing as the credit rating then applicable to the Borrower.

         "Permitted Second Priority Liens" means second priority Liens (a) securing Obligations of the Borrower or any of its Subsidiaries under Commodity Hedge Agreements, (b) which are junior only to the Liens securing the Senior Debt Obligations and (c) the holders of which have entered into an intercreditor agreement with the Borrower, the Collateral Agent and the Administrative Agent on terms and conditions (i) specified in (or substantially similar to the terms and conditions specified in) Exhibit E or (ii) to the extent not materially adverse to the rights of the Secured Parties, as such rights are set forth in Exhibit E, on such other terms and conditions which are (A) customary for intercreditor agreements with parties to Commodity Hedge Agreements or (B) reasonably acceptable to the Administrative Agent.

         "Person" means an individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single-Employer Plan or a Multiple Employer Plan.

         "Platform" has the meaning specified in Section 8.02(c).

         "Pledged Account" means any deposit or securities account maintained in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent pursuant to the terms of the Security Agreement.

         "Pledged Debt" has the meaning set forth in the Security Agreement.

         "Pledged Equity Interest" has the meaning set forth in the Security Agreement.

         "PNC Control Agreement" has the meaning set forth in Section
3.01(a)(v).

         "Pollution Control Bond Indentures" means (a) the Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (West Penn Power Company Harrison Station Project), (b) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Pleasants Station Project), (c) the Trust Indenture dated as of December 1, 1980 between Washington County Industrial Development Authority and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Mitchell Station Project), (d) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Fort Martin Station Project), (e) the Trust Indenture dated as of February 1, 1977 between Greene County Industrial Development Authority and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Hatfield's Ferry Project), (f) the Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (The Potomac Edison Company Harrison Station Project),
(g) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (The Potomac Edison Company Pleasants Station Project), (h) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (The Potomac Edison Company Fort Martin Station Project), (i) the Trust Indenture dated as of February 1, 1977 between Greene County Industrial Development Authority and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Hatfield's Ferry Project), (j) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Pleasants Station Project), (k) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Fort Martin Station Project), and (l) Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (Monongahela Power Company Harrison Station Project).

         "Pollution Control Bonds" means all notes, bonds and other instruments evidencing Debt issued pursuant to the Pollution Control Bond Indentures.

         "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's Assets, whether by dividend or upon liquidation.

         "Pro Rata Share" means, with respect to each Revolving Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Revolving Lender and the denominator of which is the amount of the Revolving Facility; provided that if the commitment of each Revolving Lender to make Revolving Advances and the obligation of each Issuing Bank to make L/C Credit Extensions have been terminated pursuant to Section 2.05 or 6.01, then the Pro Rata Share of each Revolving Lender shall be determined based on the Pro Rata Share of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Public Debt Rating" means, as of any date, the higher rating that has been most recently announced by either S&P or Moody's, as the case may be (i) if prior to the Collateral Release Date, for any class of non-credit enhanced long-term senior secured debt issued by the Borrower or (ii) if on or after the Collateral Release Date, the non-credit enhanced long-term senior unsecured debt issued by the Borrower; provided that (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating or if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and Commitment Fee Rate will be determined in accordance with Level 6 under the definition of "Applicable Margin" and "Commitment Fee Rate", respectively; (b) if such ratings established by S&P and Moody's shall differ by one level, the Applicable Margin and Commitment Fee Rate shall be determined in accordance with the higher rating;
(c) if such ratings established by S&P and Moody's shall differ by two or more levels, the Applicable Margin and Commitment Fee Rate shall be based upon the rating which is one rating level higher than the lower of the ratings established by S&P and Moody's; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and
(e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be. If the rating system of Moody's or S&P applicable to any class of non-credit enhanced long-term senior secured or unsecured debt shall change in any material respect, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and pending the effectiveness of any such amendment, the Applicable Margin and the Commitment Fee Rate shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

         "Quarterly Date" means the last Business Day of March, June, September and December, commencing with June 30, 2006.

         "Real Property Requirements" means the requirements contained in Exhibit G with respect to the creation and perfection of any Lien over any of the real property of the Borrower which is subject to a prior Mortgage.

         "Recorded Term Mortgages" has the meaning specified in Section 5.01(l).

         "Recovery Event" means (a) any act, series of acts, omissions or series of omissions of any Governmental Authority for the confiscation, condemnation, expropriation, nationalization, seizure or other taking of any Asset of the Borrower or any Material Subsidiary or (b) any event that causes any Asset (or portion thereof) of the Borrower or any Material Subsidiary to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

         "Recovery Event Proceeds" means the amount of cash proceeds paid to the Borrower or any Material Subsidiary in respect of any Recovery Event but excluding any such proceeds paid under any advance loss of profit insurance, delayed start-up insurance, liability, business interruption or similar types of insurance.

         "Redeemable" means, with respect to any Preferred Interests, any such Preferred Interests that the issuer is required, pursuant to the terms and conditions thereof, to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer.

         "Reduction Amount" has the meaning specified in Section 2.06(b)(iii).

         "Register" has the meaning specified in Section 8.07(e).

         "Related Fund" means, with respect to any Lender or Eligible Assignee that is a Fund, any other Fund that is administered or managed by the same Person as such Lender or Eligible Assignee or by an Affiliate of such Person.

         "Representatives" has the meaning specified in Section 8.12(a).

         "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the Total Revolving Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Advances made by the L/C Issuer or Swing Line Bank, as applicable being deemed "held" by such Lender for purposes of this definition) (if any) at such time, plus (b) the aggregate Unused Commitments at such time, plus (c) the aggregate outstanding principal amount of the Term Advances (if any) at such time, plus (d) the aggregate amount of the Term Commitments (if any) at such time, plus (d) the aggregate amount of the Incremental Commitments (if any) at such time.

         "Required Revolving Lenders" means, at any time, Revolving Lenders owed or holding at least a majority in interest of the sum of (a) the Total Revolving Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Advances made by the L/C Issuer or Swing Line Bank, as applicable being deemed "held" by such Lender for purposes of this definition) (if any) at such time, plus (b) the aggregate Unused Commitments (if any) at such time.

         "Responsible Officer" means, with respect to any Person, the president, any vice-president, the treasurer, the chief financial officer or an Authorized Signatory of such Person.

         "Revolving Advance" has the meaning specified in Section 2.01(a).

         "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Advances of the same Type, made by the Revolving Lenders.

         "Revolving Commitment" means, as to each Revolving Lender, its obligation to: (a) make a Revolving Advance pursuant to Section 2.01(a); and (b) purchase participations in L/C Obligations pursuant to Section 2.01(d) and Swing Line Advances pursuant to Section 2.02(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender's name on Schedule I under the caption "Revolving Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Revolving Facility" means, at any time, the aggregate of the Revolving Commitments at such time.

         "Revolving Lender" means any Lender that has a Revolving Commitment.

         "Revolving Note" means a promissory note of the Borrower payable to the order of a Revolving Lender in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of the Borrower to such Revolving Lender resulting from Revolving Advances and Swing Line Advances made by such Revolving Lender hereunder to the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sale" means any sale (including by way of sale/leaseback), lease, assignment, transfer or other disposition.

         "Scotia Capital" has the meaning specified in the recital of parties to this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "Secured Obligations" has the meaning specified in the Security Agreement.

         "Secured Party" has the meaning specified in the Security Agreement.

         "Security Agreement" has the meaning specified in Section 3.01(a)(iii).

         "Senior Debt Obligations" means, without duplication, (a) the Obligations of the Borrower to pay principal and interest on the Advances (including any interest accruing after the filing of a petition with respect to, or the commencement of, any Insolvency Proceeding, whether or not a claim for post-petition interest is allowed in such proceeding); and (b) any and all commissions, fees, indemnities, prepayment premiums, costs and expenses and other amounts payable to any Secured Party under any Financing Document, including all renewals or extensions thereof (including any reimbursement obligations for costs and expenses incurred by any Secured Party in preserving any rights, interests and remedies with respect to the Collateral and/or the Liens granted in favor of the Secured Parties); provided that notwithstanding anything to the contrary in any Financing Document, "Senior Debt Obligations" shall not include any Obligations of the Borrower owed to any of its Affiliates.

         "Single-Employer Plan" means a single-employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate and no Person other than the Borrower, its Subsidiaries and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower, any of its Subsidiaries or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Smith Facility" means the R. Paul Smith generation facility located in Williamsport, Maryland owned by the Borrower, but excluding any related personal property the creation, granting or perfection of a Lien upon or in which is governed by the UCC.

         "Specified Default" means (a) any Event of Default or (b) any event that would constitute an Event of Default under clause (a) or (g) of Section
6.01 but for the requirement that notice be given or time elapse or both.

         "SPV" has the meaning provided in Section 8.07(h).

         "Standby Letter of Credit" means any Letter of Credit issued under this Agreement, other than a Trade Letter of Credit.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Subsidiary Debt Default" means, with respect to any Subsidiary of the Borrower, the failure of such Subsidiary to pay any principal or interest or other amounts due in respect of Debt, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Debt of such Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

         "Surviving Debt" means Debt of the Borrower and its Subsidiaries outstanding immediately before and after giving effect to the Transactions.

         "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Lender pursuant to Section 2.02(c).

         "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Revolving Lenders pursuant to Section 2.02(c).

         "Swing Line Facility" has the meaning specified in Section 2.01(c).

         "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of July 1, 2003, by and among the Parent and its Subsidiaries.

         "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, excise, franchise, employment, value added, real estate, withholding or similar taxes, assessments, fees, liabilities or other charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Term Advance" means any advance made by a Term Lender pursuant to
Section 2.01(b) or, after the Commitment Effective Date, Section 2.16, as the context may require.

         "Term Borrowing" means the borrowing consisting of simultaneous Term Advances of the same Type, made by the Term Lenders.

         "Term Commitment" means, as to each Term Lender, its obligation to make a Term Advance pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender's name on Schedule I under the caption "Term Commitment" or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Term Commitment Termination Date" has the meaning specified in Section 2.05(b)(i).

         "Term Facility" means, at any time, the aggregate of the Term Commitments at such time.

         "Term Lender" means any Lender that has a Term Commitment.

         "Term Note" means a promissory note of the Borrower payable to the order of a Term Lender in substantially the form of Exhibit A-2, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from Term Advances made by such Term Lender hereunder, as amended.

         "Termination Event" means an event described in Section 4042(a) of ERISA.

         "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Advances, all Swing Line Advances and all L/C Obligations.

         "Trade Letter of Credit" means any Letter of Credit that is issued under this Agreement for the benefit of a supplier of goods or services to the Borrower or any of its Subsidiaries to effect payment for such goods or services, the conditions to drawing under which include the presentation to an Issuing Bank.

         "Transactions" means the refinancing of Debt outstanding under the Existing Credit Agreement with the proceeds of the Term Advances and Revolving Advances.

         "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

         "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

         "Unreimbursed Amount" has the meaning specified in Section 2.03(b)(i).

         "Unused Commitment" means, with respect to any Revolving Lender at any time, (a) such Revolving Lender's Revolving Commitment at such time minus (b) such Revolving Lender's Pro Rata Share of the Total Revolving Outstandings.

         "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         "WPPC" means West Penn Power Company, a Pennsylvania corporation.

         SECTION 1.02. Principles of Interpretation. (a) Except to the extent expressly provided to the contrary in this Agreement or to the extent that the context otherwise requires, in this Agreement and the other Financing Documents:

            (i) the table of contents and Article and Section headings are for convenience only and shall not affect the interpretation of any Financing Document;

            (ii) references to any document, instrument or agreement, including any Financing Document, shall include (A) all exhibits, annexes, schedules, appendices or other attachments thereto and (B) all documents, instruments or agreements issued or executed in replacement thereof;

            (iii) references to a document or agreement, including any Financing Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms thereof and the terms of the Financing Documents;

            (iv) the words "include", "includes" and "including" are not limiting;

            (v) references to any Person shall include such Person's successors and permitted assigns (and, in the case of any Governmental Authority, any Person succeeding to such Governmental Authority's functions and capacities);

            (vi) the words "hereof", "herein" and "hereunder" and words of similar import when used in any Financing Document shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

            (vii) references to "days" shall mean calendar days;

            (viii) the singular includes the plural and the plural includes the singular;

            (ix) references to Applicable Law, generally, shall mean Applicable Law as in effect from time to time, and references to any specific Applicable Law shall mean such Applicable Law, as amended, modified or supplemented from time to time, and any Applicable Law successor thereto;

            (x) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; and

            (xi) any reference in this Agreement or any other Financing Document to an Article, Section, Schedule, Appendix or Exhibit is to the article or section of, or a schedule, appendix or exhibit to, this Agreement or such other Financing Document, as the case may be, unless otherwise indicated.

         (b) This Agreement and the other Financing Documents are the result of negotiations among the parties hereto and their respective counsel. Accordingly, this Agreement and the other Financing Documents shall be deemed the product of all parties hereto or thereto, as the case may be, and no ambiguity in this Agreement, or any Financing Document shall be construed in favor of or against the Borrower, any Agent, any Arranger Party or any Lender Party that is a party hereto.

         (c) All accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders ("GAAP"); provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 5.03 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.03 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         SECTION 1.03. ...Letter of Credit. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the stated face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed the maximum stated amount of such Letter of Credit after giving effect to all increases thereof, whether or not such maximum face amount is in effect at such time.

         SECTION 1.04. ...Determination of Material Adverse Change and Material
Adverse Effect, Etc. Determinations of materiality generally and determinations as to whether any fact, event, circumstance, condition or occurrence constitutes (or could reasonably be expected to constitute) a Material Adverse Effect or a Material Adverse Change to the extent such determination is made by reference to the audited financial statements of the Borrower which are subject to a "going concern" qualification by the Borrower's auditors shall be made without taking into account or giving effect to such "going concern" opinion.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                              AND LETTERS OF CREDIT

         SECTION 2.01. The Advances. (a) Revolving Advance. Each Revolving Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Advance") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Final Maturity Date in an amount for each such Revolving Advance not to exceed such Revolving Lender's Unused Commitment at such time; provided that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the aggregate Outstanding Amount of the Revolving Advances of any Revolving Lender plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Advances made by the Swing Line Bank shall not exceed such Revolving Lender's Revolving Commitment. Each Revolving Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Revolving Borrowing the proceeds of which shall be used solely to repay or prepay in full any Swing Line Advances made by the Swing Line Bank or any L/C Borrowing) and shall consist of Revolving Advances of the same Type made simultaneously by the Revolving Lenders ratably according to their Revolving Commitments. Within the limits of each Revolving Lender's Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

         (b) Term Advance. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on any one Business Day during the period from the Closing Date until the Term Commitment Termination Date in an amount not to exceed such Term Lender's Term Commitment. The Term Borrowing shall consist of Term Advances of the same Type made simultaneously by the Term Lenders on such Business Day ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

         (c) Swing Line Advance. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Final Maturity Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Commitments of the Revolving Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04 or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

         (d) Letters of Credit. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the other Revolving Lenders set forth in Section 2.03, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to make L/C Credit Extensions for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(a)(i) and (ii), and (B) to honor drawings under the Letters of Credit issued by it; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any L/C Borrowings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility and (y) the aggregate Outstanding Amount of the Revolving Advances of any Revolving Lender, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Lender's Revolving Commitment. Each request by the Borrower for the issuance of, or an amendment to increase the amount of, any Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

         (e) Letters of Credit Generally. (i) No Issuing Bank shall issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date; provided that in no event shall the expiry date of any requested Letter of Credit occur on or after the Business Day next preceding the fifth anniversary of the Closing Date.

            (ii) No Issuing Bank shall be under any Obligation to make any L/C Credit Extension if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Applicable Law to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

                  (B) the making of such L/C Credit Extension would violate any
            Applicable Laws;

                  (C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial face amount less than $100,000;

                  (D) such L/C Credit Extension is to be denominated in a
            currency other than Dollars;

                  (E) such L/C Credit Extension contains any provisions for
            automatic reinstatement of the stated amount after any L/C Borrowing thereunder; or

                  (F) a default of any Revolving Lender's obligations to fund under Section 2.03 exists, unless such Issuing Bank has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate such Issuing Bank's risk with respect to such Revolving Lender.

            (iii) No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to make such L/C Credit Extension in its amended form under the terms hereof.

            (iv) No Issuing Bank shall be under the obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         SECTION 2.02.  Making the Advances. (a) Except as otherwise provided in
Section 2.02(c) or 2.03, each Borrowing shall be made on notice, given by the Borrower not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or electronic mail. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or electronic mail, in substantially the form of Exhibit B, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and
(iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in immediately available funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitment of such Lender under the applicable Facility and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall
(x) with respect to the Initial Borrowing, directly apply (1) the Revolving Advances (or such portion thereof as may be specified in writing to the Administrative Agent by the Borrower) to the repayment of the Existing Debt, and
(2) the Term Advances to the repayment of the Existing Debt and (y) with respect to subsequent Revolving Borrowings, make such funds available to the Borrower, by crediting the Borrowing Account; provided, however, that, in the case of any subsequent Revolving Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and L/C Borrowing made by the Swing Line Bank or any Issuing Bank and by any other Revolving Lender, as the case may be, and outstanding on the date of such Revolving Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank or such other Revolving Lender, as the case may be, for repayment of such Swing Line Advances and L/C Borrowing.

         (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.11 or 2.12 and (ii) the Advances may not be outstanding as part of more than fifteen separate Borrowings.

         (c) Each Swing Line Borrowing shall be made on notice, given not later than 3:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or electronic mail, specifying therein the requested (i) date of such Borrowing,
(ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrowing Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Lender, such other Revolving Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Revolving Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 12:00 noon (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Financing Documents or the Borrower. If and to the extent that any Revolving Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Revolving Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Revolving Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

         (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the Borrower has specified in the related Notice of Borrowing is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Subject to the Administrative Agent giving prompt notice of the relevant Notice of Borrowing received by the Administrative Agent to the Term Lenders or the Revolving Lenders, as the case may be, unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of the Borrowing requested under such Notice of Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

         (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.03. Issuance of Letters of Credit; Drawings and Reimbursements; Auto-Extension Letters of Credit; Funding of Participations. (a) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such Issuing Bank and the Administrative Agent not later than 12:00 noon (New York City time) at least one (1) Business Day (or such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the respective Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (which date shall be not later than the earlier of (1) the date which is twelve (12) months after the proposed issuance date and (2) the Letter of Credit Expiration Date (or such later date as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the respective Issuing Bank (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as such Issuing Bank may require. Additionally, the Borrower shall furnish to each Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as each such Issuing Bank or the Administrative Agent may require.

         (ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless such Issuing Bank has received written notice from any Revolving Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article III shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, make an L/C Credit Extension for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank's usual and customary business practices. Immediately upon the making of each L/C Credit Extension, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such L/C Credit Extension in an amount equal to the product of such Revolving Lender's Pro Rata Share times the amount of such L/C Credit Extension.

         (iii) If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its sole and absolute discretion, agree to make an L/C Credit Extension that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) or upon notice to such Issuing Bank by the Administrative Agent or the Borrower of an Insolvency Proceeding with respect to the Borrower or any Material Subsidiary, by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or such later date as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)); provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.01(d), or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent or any Revolving Lender that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

         (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, such Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment thereof.

         (b) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Borrower thereof. Not later than 11:00 a.m. (New York City time) on the date of any payment by such Issuing Bank under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Advances to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
Section 2.01 for the principal amount of Base Rate Advances, but subject to the other conditions set forth in Section 2.01 and the conditions set forth in
Section 3.02 (other than the delivery of a Notice of Borrowing). Any notice given by such Issuing Bank or the Administrative Agent pursuant to this Section 2.03(b) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (ii) Each Revolving Lender (including the Revolving Lender acting as Issuing Bank) shall upon any notice pursuant to Section 2.03(b)(i) make funds available to the Administrative Agent for the account of such Issuing Bank at the Administrative Agent's Account in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(b)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such Issuing Bank.

         (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Advances because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate equal to the sum of (A) the Base Rate in effect from time to time, plus (B) the Applicable Margin in effect from time to time, plus
(C) 2% per annum. In such event, each Revolving Lender's payment to the Administrative Agent for the account of such Issuing Bank pursuant to Section 2.03(b)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

         (iv) Until each Revolving Lender funds its Revolving Advance or L/C Advance pursuant to this Section 2.03(b) to reimburse such Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Pro Rata Share of such drawing shall be solely for the account of such Issuing Bank.

         (v) Each Revolving Lender's obligation to make Revolving Advances or L/C Advances to reimburse any Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse any Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

         (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of any Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this
Section 2.03(b) by the time specified in Section 2.03(b)(ii), such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(b)(vi) shall be conclusive absent manifest error.

         (c) Repayment of Participations. (i) At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.03(b), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

         (ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(b)(i) is required to be returned under any of the circumstances described in Section 2.12 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (d) Role of Issuing Bank. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, each Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by any Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent nor any of the respective correspondents, participants or assignees of such Issuing Bank shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, nor any of the respective correspondents, participants or assignees of such Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(j); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank's willful misconduct or gross negligence or such Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (e) Cash Collateral. Upon the occurrence and during the continuance of any Event of Default, at the request of the Administrative Agent, (i) if an Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date (or, if the expiry date of such Letter of Credit is after the Letter of Credit Expiration Date (as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)), as of such later expiry date), any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date (or such later date as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)), as the case may be). The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances held in the Cash Collateral Account and all proceeds of the foregoing. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under Applicable Law, to reimburse each Issuing Bank.

         (f) Applicability of ISP and UCP. Unless otherwise expressly agreed by an Issuing Bank and the Borrower upon issuing an L/C Credit Extension, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Trade Letter of Credit.

         (g) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

         (h) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any Obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the L/C Credit Extensions for the account of Subsidiaries inure to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

         (i) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of L/C Credit Extensions issued during the preceding month and drawings during such month under each Letter of Credit and (B) to the Administrative Agent and each Revolving Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate L/C Obligations during the preceding calendar quarter of all Letters of Credit.

         (j) Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Financing Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (so long as such draft or certificate substantially complies with such terms); or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it pursuant to Section 2.03(a)(iv) and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

         (k) Liability. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank, any of its Affiliates, nor any of its respective officers, directors, agents, employees, attorneys and advisors shall be liable or responsible for: (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by such Issuing Bank against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were primarily caused by (A) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms thereof or (B) such Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of any Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 2.04. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Final Maturity Date the aggregate principal amount of all Advances which are then outstanding. Without prejudice to the foregoing, the Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Final Maturity Date.

         SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Revolving Commitments and the Term Commitments; provided that (i) each partial reduction of a Facility shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) each partial reduction of a Facility shall be made ratably among the Appropriate Lenders in accordance with their respective Commitments with respect to such Facility.

         (b) Mandatory. (i) The Term Facility shall be automatically and permanently reduced on each date on which cancellation of Term Commitments is required to be made pursuant to Section 2.06(b) by an amount equal to the Reduction Amount (or portion thereof) applied to prepay Term Advances or reduce Term Commitments, as applicable, pursuant to Section 2.06(b)(iii). In addition, all unused Term Commitments shall terminate on the earliest to occur of (A) 5:00 p.m. (New York City time) on May 9, 2006, (B) the termination of the Term Commitments pursuant to Section 2.05(a), or (C) the termination in full of the Term Commitments in accordance with Section 6.01 (such date, the "Term Commitment Termination Date").

         (ii) The Revolving Commitments shall terminate on the earlier to occur of (A) 5:00 p.m. (New York City time) on the Final Maturity Date, (B) the termination in full of the Revolving Commitments pursuant to Section 2.05(a), or
(C) the termination of the Revolving Commitments in accordance with Section
6.01.

         SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if the notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided that (i) each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and
(ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for the Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(d).

         (b) Mandatory. Prior to the Collateral Release Date, the Borrower shall prepay the Advances at the following times and the following amounts:

            (i) Within 10 Business Days after receipt by the Borrower or any of its Subsidiaries of cash proceeds in respect of any Asset Sale, in an aggregate principal amount equal to 50% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that the foregoing shall not apply to Asset Sales, the proceeds of which (1) are used, were used or are committed to be used by the Borrower or any of its Subsidiaries for the financing of fixed or capital assets to be used in the business of the Borrower and its Subsidiaries or purchase of Emissions Credits, in each case, prior to or within 12 months after any such Asset Sale or (2) individually or in the aggregate for any Asset Sales in any Fiscal Year less than $20,000,000.

            (ii) (A) Subject to clause (B) below, upon receipt of Recovery Event Proceeds by the Borrower or the Material Subsidiaries in respect of any Recovery Event or any series of related Recovery Events in excess of $25,000,000, in an aggregate principal amount equal to such Recovery Event Proceeds.

            (B) Notwithstanding the foregoing, if the Borrower reasonably believes, based on reasonable estimates of loss, that Recovery Event Proceeds in respect of any Recovery Event or any series of related Recovery Events will be in excess of $25,000,000, the Borrower may elect to restore or replace the Asset (or portion thereof) affected by such Recovery Event if the Borrower has delivered to the Administrative Agent, within 180 days from the occurrence of such Recovery Event, each of the following: (1) (x) a detailed breakdown of the nature and extent of such Recovery Event and
     (y) a bona fide assessment of the estimated cost and time needed to restore or replace the Asset (or relevant portion thereof) in order for such Asset (or relevant portion thereof) to operate at substantially the same level as prior to the Recovery Event; (2) satisfactory evidence that such Recovery Event Proceeds, together with any cash proceeds that have been or are expected to be paid to the Borrower or the Material Subsidiaries in respect of such Recovery Event, and any other cash expected to be made available by or on behalf of the Borrower or the Material Subsidiaries with respect to whose Asset the Recovery Event occurred, are or are expected to be sufficient to make the necessary restorations or replacements to such Asset (or relevant portion thereof); and (3) an Officer's Certificate of the Borrower certifying that (x) the Asset (other than any Excluded Asset) subject to restoration/replacement will, if such restoration/replacement is to occur prior to the Collateral Release Date, be subject to the Liens of the Collateral Documents (whether by amendment to the Collateral Documents or otherwise); (y) all material Governmental Approvals necessary to perform the work necessary to restore or replace the Asset (or relevant portion thereof) affected by the relevant Recovery Event (or series of related Recovery Events) have been obtained (or are reasonably expected to be obtained without undue delay or as needed); and (z) the Asset (or relevant portion thereof) once repaired/restored will be of similar value and general utility as immediately prior to the loss; provided that, if the Borrower does not deliver the information and Officer's Certificate set forth in this clause (B) within such 180-day period, the Borrower shall, as soon as reasonably practicable after such 180-day period, prepay the Advances in an aggregate principal amount equal to such Recovery Event Proceeds in accordance with clause (A) above; and

            (C) Upon completion of the restoration and replacement in respect of any Asset (or the relevant portion thereof) with respect to which the Borrower delivered the information and Officer's Certificate set forth in clause (B)(3) above, if (1) either (x) such restoration and replacement is completed before the Collateral Release Date or (y) the Borrower did not diligently pursue such restoration and replacement and such restoration and replacement is completed after the Collateral Release Date, and (2) the Recovery Event Proceeds in respect of the relevant Recovery Event (or series of related Recovery Events) exceed the cost of such restoration and replacement by more than $1,000,000, in an aggregate principal amount equal to such amount over $1,000,000; it being understood that the Borrower shall not be required to use any Recovery Event Proceeds in respect of a Recovery Event or series of related Recovery Events, which it believes, based on reasonable estimates of loss, will be $25,000,000 or less in the aggregate, to pay or as reimbursement for the costs of the necessary repairs to or replacement of Assets affected by the relevant Recovery Event pursuant to clause (B) above and this clause (C).

            (iii) Prepayments pursuant to this Section 2.06(b) shall be applied, first, to repay Term Advances outstanding at such time until all such Term Advances are paid in full or, if the Net Cash Proceeds arising from such sale, transfer or other disposition of Assets occurs prior to the Initial Borrowing, to permanently reduce the Term Commitments, second, to repay Swing Line Advances and L/C Borrowings outstanding at such time, pro rata, until all such Swing Line Advances and L/C Borrowings are paid in full, third, to repay Revolving Advances outstanding at such time until all such Revolving Advances are paid in full, and fourth, to Cash Collateralize the L/C Obligations (the sum of such prepayment amounts, cancellation of Term Commitments and Cash Collateralization amounts being the "Reduction Amount").

         (c) Other Amounts. Concurrently with any prepayment of Advances under this Section 2.06, the Borrower shall pay to the applicable Lender or Issuing Bank all accrued fees, costs and expenses, accrued interest thereon, if any, and any other amounts due under the Financing Documents in respect of the principal amount of the Advances or L/C Borrowings so prepaid, including pursuant to
Section 8.04(e).

         SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears each Quarterly Date during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the date of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid and overdue principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by Applicable Law, the amount of any interest, fee or other amount payable by the Borrower hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

         (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a Notice of Conversion/Continuation pursuant to Section 2.11(a)(ii) or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", in each case from the Borrower, the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

         SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders a commitment fee from the date hereof in the case of each Initial Lender holding a Revolving Commitment and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Lender in the case of each other Revolving Lender until the Final Maturity Date, commencing on the Closing Date, and payable quarterly in arrears on the first Business Day after the end of each Quarterly Date and on the Final Maturity Date, at the Commitment Fee Rate on the sum of (i) the average daily Unused Commitment of such Revolving Lender during such fiscal quarter plus (ii) its Pro Rata Share of the average daily outstanding Swing Line Advances made by the Swing Line Bank during such fiscal quarter.

         (b) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time multiplied by the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each Quarterly Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any payment-related Default exists, all Letter of Credit Fees shall accrue at the Applicable Margin for Eurodollar Rate Advances plus 2%.

         (c) Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks, Etc. The Borrower shall pay directly to the relevant Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued hereunder in the amount equal to 0.10% of the L/C Obligations (whether or not such maximum amount is then in effect under such Letter of Credit) (the "Fronting Fee"). The Fronting Fee shall be computed on a quarterly basis in arrears and shall be due and payable on each Quarterly Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall, with respect to all Letters of Credit issued at its request, pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (d) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

         SECTION 2.09. Payments Generally; Pro Rata Treatment. (a) The Borrower shall make each payment hereunder, under the Notes and under any Financing Document owing to any Lender Party, in full, and without condition or deduction for any counterclaim, defense, recoupment or setoff, not later than 12:00 noon (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in immediately available funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if the payment by (or for the account of) the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) All payments under this Agreement and the other Financing Documents to any Agent (whether for its own account or for the account of any Lender Party shall be made to such Agent.

         (c) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party by the Borrower is not made when due hereunder or, in the case of a Lender, under its Note or Notes, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts (other than any Pledged Account or the Controlled Accounts) with such Lender Party or such Affiliate any amount so due.

         (d) All computations of interest based on the Base Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

         (g) If the Administrative Agent receives funds for application to the Obligations under the Financing Documents under circumstances for which the Financing Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the L/C Obligations then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct; provided that the Borrower shall not be liable to any Lender Party with respect to any such distribution by the Administrative Agent.

         (h) If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise), other than pursuant to Section 2.10, 2.12 or 2.13, as a result of an assignment pursuant to Section 8.07 or as a result of the payment of an Amendment Fee which has been offered to or is available to all Lender Parties on the same terms, (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.09 may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

         SECTION 2.10. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.11. Interest Elections. (a) Optional. (i) The Borrower may on any Business Day elect to Convert all or any portion of the Advances comprising the same Borrowing (other than a Swing Line Borrowing) from one Type into Advances of the other Type, and in the case of Eurodollar Rate Advances, may elect Interest Periods therefor, all as provided in this Section 2.11. The Borrower may elect different options with respect to different portions of any Borrowing (other than a Swing Line Borrowing), in which case each such portion shall be allocated ratably among the Appropriate Lenders in accordance with their Commitments. At no time shall the total number of different Interest Periods for all Eurodollar Rate Advances outstanding exceed ten.

         (ii) To make an election pursuant to this Section 2.11(a), the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) by telecopier or electronic mail (a "Notice of Conversion/Continuation") of the Conversion or Continuation, as the case may be,
(i) by 1:00 p.m. (New York City time) on the requested date of a Conversion into Base Rate Advances and (ii) by 12:00 noon (New York City time) three Business Days prior to a Continuation of or Conversion into Eurodollar Rate Advances; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Appropriate Lenders in accordance with their Commitments. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (A) if different options are being elected with respect to different portions of the relevant Borrowing, the portions thereof that are to be allocated to each resulting election (in which case the information to be specified pursuant to clauses (C) and (D) shall be specified for each resulting portion); (B) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day; (C) whether the resulting Borrowings are to be comprised of Base Rate Advances or Eurodollar Rate Advances; and (D) if the resulting Borrowings are to be comprised of Eurodollar Rate Advances, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Conversion/Continuation requests that the relevant Borrowing be comprised of Eurodollar Rate Advances but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. Each Notice of Conversion/Continuation shall be irrevocable and binding on the Borrower.

         (iii) If, on the expiration of any Interest Period in respect of any Eurodollar Rate Advances, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Advances are repaid as provided herein, the Borrower shall be deemed to have elected to Convert such Advances to Base Rate Advances. No Advances may be Converted into, or Continued as, Eurodollar Rate Advances if an Event of Default has occurred and is continuing, unless the Administrative Agent and the Required Lenders shall have otherwise consented in writing.

         (iv) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Appropriate Lender of the details thereof and of such Lender's ratable share of each election.

         (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.

         (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances to be made to it in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

         (iii) Upon the occurrence and during the continuance of any Event of Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.12. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to maintain or participate in the L/C Credit Extensions or of agreeing to make or of making or funding or maintaining L/C Credit Extensions (excluding, for purposes of this Section 2.12, any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.12(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to participate in the making of L/C Credit Extensions hereunder and other commitments of such type or the maintenance of or participation in the L/C Credit Extensions (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to participate in the L/C Credit Extensions or to the issuance or maintenance of or participation in L/C Credit Extensions. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Required Lenders have determined that the circumstances causing such suspension no longer exist.

         SECTION 2.13. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future withholding taxes, including levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, (i) taxes imposed on (or measured by) its overall net income, or any franchise taxes or similar taxes imposed for the privilege of carrying on a business in corporate form (other than taxes imposed as a result of entering into this Agreement or any other Financing Document and the transactions contemplated hereby or thereby), or taxes measured by its net worth or shareholder's capital, by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its Applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Applicable Lending Office of any Lender Party is located and (iii) withholding taxes excluded pursuant to clause (e) of this Section 2.13 (all such non-excluded taxes, including levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (A) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make all such deductions and (C) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Financing Document, but excluding all other U.S. federal taxes other than withholding taxes (hereinafter referred to as "Other Taxes"). If revised disclosure regulations under Section 6011 of the Code are issued which modify the definition of a "reportable transaction" so that it does not include a transaction where the issuer of a debt instrument provides an indemnity for taxes, in addition to withholding taxes imposed on interest paid on the debt instrument, for purposes of subsections (a) and (b) of this Section 2.13, the terms "Covered Taxes" and "Other Taxes" shall include all such taxes (other than any taxes described in clauses (i), (ii) and (iii) of Section 2.13(a) above), whether or not collected by way of withholding.

         (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Covered Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) As soon as practicable (but in no event later than 90 days) after the date of any payment of Covered Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. Excluding payments made by the Administrative Agent, in the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Covered Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Covered Taxes. For purposes of subsections (d) and (e) of this
Section 2.13, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

         (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two duly completed copies of (i) Internal Revenue Service Form W-8ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Lender Party's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8BEN, or any successor form thereto, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8BEN or any successor form thereto, together with a certificate stating that (1) the Lender Party is not a bank for purposes of Code Section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Lender Party, pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section; (2) the Lender Party is not a 10% shareholder of the Borrower within the meaning of Code Section 871(h)(3) or 881(c)(3)(B); and
(3) the Lender Party is not a controlled foreign corporation that is related to the Borrower within the meaning of Code Section 881(c)(3)(C); or (iv) such other governmental forms as may be applicable to the Lender Party, including Forms W-8IMY or W-8EXP, which will reduce the rate of withholding tax on payments of interest. Each Lender Party organized under the laws of the United States that is not a corporation shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time as requested in writing by the Borrower, provide each of the Administrative Agent and the Borrower with two duly completed copies of Internal Revenue Service Form W-9. Each Lender Party shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender Party (but only to the extent such Lender Party is lawfully able to do so). Each such Lender Party shall promptly notify the Borrower at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose). If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Covered Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Covered Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section
2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Covered Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Covered Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by the applicable Internal Revenue Service form (or related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) Notwithstanding the foregoing, for any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.13 with respect to Covered Taxes imposed by the United States by reason of such failure; provided that should a Lender Party become subject to Covered Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Covered Taxes.

         (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office or Domestic Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

         (h) If any Lender Party determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Covered Taxes paid or reimbursed by the Borrower pursuant to subsection (a) or
(c) above in respect of payments under the Financing Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.13 exceeding the amount needed to make such Lender Party whole, such Lender Party shall pay to the Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

         SECTION 2.14. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from the Advances or L/C Credit Extensions and/or L/C Borrowings owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of enforcement or otherwise) the Advances or L/C Borrowings owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, payable to the order of such Lender Party in a principal amount equal to the Advances and/or L/C Borrowings owing to, or to be made by, such Lender Party. All references to Notes in the Financing Documents shall mean Notes, if any, issued hereunder.

         (b) The Register maintained by the Administrative Agent pursuant to
Section 8.07(e) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance or L/C Advance or L/C Borrowing made hereunder (or deemed to be made hereunder), whether such Advance or L/C Borrowing bears interest at the Base Rate or the Eurodollar Rate, and, if appropriate, the Interest Period applicable thereto; (ii) the terms of each Assignment and Acceptance delivered to and accepted by it; (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party; and (iv) the amount of any sums received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

         (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

         SECTION 2.15. Use of Proceeds. The proceeds of the Advances and issuances of any Letter of Credit shall be available (and the Borrower agrees that it shall use proceeds of Advances made to it and each Letter of Credit issued at its request) solely (a) in the case of the Term Borrowing and, to the extent proceeds of such Revolving Borrowing are not applied in accordance with clause (b) below, each Revolving Borrowing on the Closing Date, to repay in full the Existing Debt, (b) in the case of each subsequent Revolving Borrowing (and each Revolving Borrowing comprising the Initial Borrowing that is not required to pay the Existing Debt) and Letter of Credit, for working capital for the Borrower and its Subsidiaries and (c) in the case of any additional borrowing made pursuant to Section 2.16, for general corporate purposes.

         SECTION 2.16. Request for Commitments. (a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request from the Lenders commitments to make new loans (to be Advances for all purposes under this Agreement and the other Financing Documents) in an aggregate amount (for all such requests) not exceeding $200,000,000 (the "Incremental Commitments"); provided that (i) any such request for a commitment shall be in a minimum amount of $50,000,000, (ii) the Borrower may make a maximum of three such requests and
(iii) the advances made pursuant to this Section 2.16 in connection with such request shall initially be Base Rate Advances. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide any such commitment and, if so, whether in an amount equal to, greater than, or less than its ratable share of such requested commitment. Any Lender not responding within such time period shall be deemed to have declined to make any commitment pursuant to this Section 2.16. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested commitment, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (b) If any Incremental Commitments are made in accordance with this
Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the "Commitment Effective Date") and the final allocation of such commitments. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such commitments and the Commitment Effective Date. As a condition precedent to such commitments, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Commitment Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such commitments, and (ii) certifying that: (A) before and after giving effect to such commitments, the representations and warranties of the Borrower contained in Article IV of this Agreement and the other Financing Documents are true and correct on and as of the Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this
Section 2.16, the representations and warranties contained in Section 4.01(g) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.04, (B) before and after giving effect to such commitments, no Default exists, (C) the Borrower is in pro forma compliance with the covenants set forth in Section 5.03 for the period of four consecutive fiscal quarters ending on the last date of the last fiscal quarter for which financial statements are available immediately preceding the proposed date of incurrence of Debt pursuant to this Section 2.16(b) (on the assumption that such incurrence of Debt under this provision occurred on the first day of such four fiscal quarter period and using historical results of the Borrower and its Subsidiary for such period), (D) all Governmental Approvals necessary for the Borrower to incur the Debt to be incurred under this Section 2.16 have been obtained, are in full force and effect and (E) with respect to any Debt to be incurred under this Section 2.16 prior to the Collateral Release Date, the Borrower has complied with the Real Property Requirements.

         (c) On each Commitment Effective Date, upon fulfillment of the conditions set forth in clause (b) above, the Administrative Agent shall notify the Lenders and the Borrower, on or before 12:00 p.m. (New York City time) on the Business Day immediately preceding the proposed Commitment Effective Date by facsimile of the new commitments to be made on such Commitment Effective Date and the amount and final allocation of such commitments applicable to each Lender. Each existing Lender making a commitment as set forth above, and each Eligible Assignee becoming a Lender in accordance with clause (a) above shall, before 2:00 p.m. (New York City time) on the applicable Commitment Effective Date, make available to the Administrative Agent in immediately available funds
(i) in the case of any existing Lender, an amount equal to such Lender's commitment and (ii) in the case of any such Eligible Assignee, an amount equal to such Eligible Assignee's commitment. The Administrative Agent shall promptly make such funds available to the Borrower.

         (d) Each loan advanced by a Lender as a result of such Lender making a commitment pursuant to this Section 2.16, and each loan advanced by any Eligible Assignee becoming a Lender in accordance with clause (a) above, shall be an "Term Advance" for all purposes hereunder. Each Eligible Assignee becoming a Lender in accordance with clause (a) above shall be deemed to be a "Lender" for all purposes hereunder.

         (e) To the extent any Lender that makes an Advance pursuant to this
Section 2.16 already holds a Note or Notes, upon request the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a new Note, in substantially the form of Exhibit A-2 hereto, payable to the order of such Lender in a principal amount equal to the Advance made by such Lender pursuant to this Section 2.16.

         (f) The failure of any Lender that has agreed to an Incremental Commitment pursuant to this Section 2.16 to make an Advance with respect thereto shall not relieve any other Lender that has agreed to an Incremental Commitment pursuant to this Section 2.16 of its obligation to make an Advance under Section
2.16 but no Lender shall be responsible for the failure of any other Lender to make any Advance under this Section 2.16 on any Commitment Effective Date.

                                  ARTICLE III

                           CONDITIONS OF EFFECTIVENESS

         SECTION 3.01. Conditions Precedent to Closing Date. No Lender shall be required or obligated on the Closing Date to make any Advance, and no Issuing Bank shall be required or obligated to make L/C Credit Extensions, in each case until the first Business Day on which the following conditions precedent have been satisfied (or waived, as evidenced by an "effective date" notice to the Borrower from each Issuing Bank and the Administrative Agent), as determined by each Lender and each such Issuing Bank (provided that if the Closing Date does not occur on or before May 31, 2006, the Commitments of the Lender Parties shall terminate on such date):

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) (unless otherwise specified), each properly executed by a Responsible Officer of the Borrower, each dated the date of the Initial Borrowing (the "Closing Date") (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender Parties (unless otherwise specified) and in sufficient copies for each Agent and the Borrower (unless otherwise specified):

         (i) five (5) executed counterparts of this Agreement;

         (ii) to the extent requested, duly executed Notes of the Borrower for the account of each Lender that has so requested complying with the provisions of Section 2.14;

         (iii) a security agreement in substantially the form of Exhibit D hereto (the "Security Agreement"), duly executed by the Borrower, together with:

               (A) proper financing statements, duly completed for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or reasonably desirable in order to perfect and protect the liens and security interests created under the Collateral Documents in favor of the Secured Parties, covering the Collateral described in the Collateral Documents;

               (B) results of lien searches, dated on or no earlier than 45 days before the Closing Date, for existing financing statements filed in the jurisdictions referred to in Section 3.01(a)(iii)(A) that name the Borrower as debtor, together with copies of all such financing statements; and

               (C) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests in favor of the Secured Parties created under the Security Agreement and the Account Control Agreements (both before and after giving effect to the Closing Date Transactions), other than the Other Perfection Requirements, has been taken;

         (iv) an amendment to each Amended and Restated Mortgage (in recordable form and otherwise in form and substance satisfactory to the Administrative Agent) (collectively, the "Amendments"), duly executed and delivered by the Borrower, so as to create or ensure the continued effectiveness of the Liens created thereby, all as determined by the Administrative Agent and its counsel, together with:

               (A) confirmation from Chicago Title Insurance Company or such other title insurers acceptable to the Administrative Agent recording the Amendments that duly executed counterparts of such Amendments that are sufficient for recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create or continue valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties have been delivered to Chicago Title Insurance Company or such other title insurer, and evidence reasonably satisfactory to the Administrative Agent that all filing and recording taxes and fees have been paid;

               (B) a fully paid "date down" endorsement to each Mortgage Policy for the properties encumbered by the Amended and Restated Mortgages, as amended by the Amendments, in form and substance acceptable to the Administrative Agent, dated the Closing Date and issued by Chicago Title Insurance Company, which (1) states, among other things, that since the effective date of the applicable Mortgage Policy, there have been no changes in the state of title, including no new Liens that do not constitute Permitted Encumbrances (as defined in the applicable Amended and Restated Mortgage, as amended by the Amendment thereto) and
         (2) shall reduce the liability amounts under the Mortgage Policies to an amount equal to $500,000,000 in the aggregate, which amount shall be allocated among the Mortgage Policies as determined by the Administrative Agent.

               (C) at the Administrative Agent's option, affidavits of the Borrower, dated as of the Closing Date, certifying to the Administrative Agent, the Collateral Agent, the Lender Parties and the title insurance company recording the Amendments that there have been no changes, replacements or additions to the improvements on the properties described in the Amended and Restated Mortgages as amended by the Amendments, which encroach upon the property or rights of others, which violate any setback or other zoning requirements or which violate any agreements of the Borrower, and otherwise in form and substance satisfactory to the Administrative Agent; and

               (D) evidence that all action (including payment by the Borrower of all title search expenses, title insurance premiums, recording fees, mortgage recording taxes and like taxes) that the Administrative Agent may deem necessary or desirable in order to preserve, perfect and protect the liens and security interests created under the Collateral Documents (other than the Other Perfection Requirements) securing all Obligations of the Borrower under the Financing Documents have been taken;

         (v) a Deposit Account Control Agreement in substantially the form of Exhibit H hereto (as amended, the "PNC Control Agreement"), duly executed by the Borrower and PNC Bank, National Association;

         (vi) certified copies of resolutions of the board of directors of the Borrower approving the Transactions and the execution, delivery and performance of each Financing Document to which the Borrower is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Financing Document to which the Borrower is or is to be a party;

         (vii) copies of a certificate of the Secretary of State of Delaware, certifying (A) as to a true and correct copy of the certificate of formation of the Borrower and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such certificate on file in such Secretary's office, (2) the Borrower has paid all franchise taxes to the date of such certificate and (3) the Borrower is duly formed and in good standing or presently subsisting under the laws of the State of Delaware;

         (viii) copies of a certificate of the Secretary of State of each jurisdiction (other than the jurisdiction of its formation) set forth in
   Schedule 3.01(a) which shall be each jurisdiction where the Borrower conducts a material portion of its business stating that the Borrower is duly qualified to do business and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate, as applicable;

         (ix) a certificate signed on behalf of the Borrower by its secretary or any assistant secretary (the statements made in which certificate shall be true on and as of the Closing Date), certifying (A) as to a true and correct copy of the Constituent Documents of the Borrower as of the Closing Date and each amendment to its Constituent Documents, if any, from the date on which the resolutions referred to in Section 3.01(a)(vi) were adopted to the Closing Date, (B) the absence of any proceeding for the dissolution or liquidation of the Borrower and (C) the names and true signatures of the officers of the Borrower authorized to sign each Financing Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

         (x) forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements of the Borrower reasonably acceptable to the Administrative Agent on a consolidated basis for each fiscal quarter commencing with the fiscal quarter ending March 31, 2006 through the fiscal quarter ending December 31, 2010;

         (xi) legal opinions of appropriate counsel for the Borrower, as to such matters as any Lender may reasonably request;

         (xii) a legal opinion of Shearman & Sterling LLP, counsel to the Administrative Agent, as to such matters as the Administrative Agent may reasonably request;

         (xiii) certificates signed by a Responsible Officer of the Borrower to the effect that (A) the representations and warranties contained in Article IV are true and correct on and as of the Closing Date as though made on and as of such date both immediately before and immediately after giving effect to the consummation of that portion of the Transactions being effected on the Closing Date (the "Closing Date Transactions"); and (B) no Default has occurred and is continuing or would result from the Initial Borrowing or would result from the consummation of the Closing Date Transactions; and

         (xiv) audited Consolidated financial statements for the Borrower and its Subsidiaries for the fiscal year ending December 31, 2005.

         (b) All Governmental Approvals and third party consents and approvals necessary in connection with the Transactions shall have been obtained and be in full force and effect; and the Administrative Agent shall have received evidence satisfactory to it that the foregoing have been accomplished.

         (c) Except for Disclosed Matters as of the date hereof, since December 31, 2005, there shall not have occurred any Material Adverse Change.

         (d) All required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing, recording, perfection, priority or admissibility in evidence of the Financing Documents, and the security interests purported to be granted by the Financing Documents, required to be paid on or prior to the Closing Date shall have been paid in full or an appropriate exemption therefrom shall have been obtained.

         (e) All Taxes (i) due and payable on or prior to the Closing Date in connection with the execution, delivery, filing, recording or admissibility in evidence of the Financing Documents or to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Financing Documents and (ii) due and payable on or prior to the Closing Date by the Borrower or any of its Subsidiaries in connection with the consummation of the transactions contemplated by, and the performance of, the Financing Documents shall, in the case of clauses (i) and (ii) of this Section 3.01(f), have been duly paid in full.

         (f) The Borrower shall have paid all accrued fees of the Agents, the Lender Parties and the Arranger Parties and all accrued expenses of the Agents to the extent invoiced at least three Business Days prior to the Closing Date.

         SECTION 3.02. Conditions Precedent to Each Borrowing and L/C Credit Extension. The obligation of each Lender to make an Advance (other than an L/C Advance made by an Issuing Bank or a Revolving Lender pursuant to Section 2.03(a) and a Swing Line Advance made by a Revolving Lender pursuant to Section 2.02(c)) on the occasion of each Borrowing (including the Initial Borrowing) to the Borrower, and the obligation of the Issuing Bank to issue, amend to increase the principal amount thereof or extend any Letter of Credit (other than an extension pursuant to an Automatic Extension Letter of Credit in accordance with the original terms thereof) and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or L/C Credit Extension, the following statements shall be true (and each of (x) the giving of the applicable Notice of Borrowing or Notice of Swing Line Borrowing and (y) the acceptance by the Borrower of the proceeds of such Borrowing or Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

         (a) the representations and warranties of the Borrower contained in
Article IV (except, in the case of a Borrowing other than the Initial Borrowing, clause (f), clause (g)(ii) and the final sentence in clause (g)(i) of Section 4.01) and, prior to the Collateral Release Date, Article III of the Security Agreement are true and correct on and as of such date, before and after giving effect to such Borrowing or L/C Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date (other than as to any such representations or warranties that, by their terms, refer to a specific date other than the date of the Borrowing or L/C Credit Extension, in which case they shall be true and correct as of such specific date);

         (b) no Default has occurred and is continuing, or would result from such Borrowing or L/C Credit Extension or from the application of the proceeds therefrom; and

         (c) in the case of any Advance or issuance of any Letter of Credit, in each case, made after the Closing Date, the Closing Date has occurred.

         SECTION 3.03. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it unless an officer of the Administrative Agent responsible for the transactions contemplated by the Financing Documents shall have received notice from such Lender Party prior to the date of the Borrowing or issuance of any Letter of Credit (as applicable) specifying its objection thereto and, in the case of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties. The Borrower represents and warrants to each Lender Party and each Agent as of the date hereof, as of the Closing Date and as of the date of any Borrowing or issuance of an L/C Credit Extension, as follows:

         (a) The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite limited liability company power and authority (including all Governmental Approvals) to carry on its business as now conducted, except, in the case of clause (ii) only, where the failure to so qualify or be so licensed, or to have such power and authority, could not reasonably be expected to have a Material Adverse Effect.

         (b) Set forth on Schedule 4.01(b) is a complete and accurate list of all Subsidiaries of the Borrower as of the Closing Date, showing (as to each such Subsidiary) the jurisdiction of its formation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests, the identity of each owner thereof and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof.

         (c) The execution, delivery and performance by it of each Financing Document to which it is or is to be a party, and the consummation of the Transactions, are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not and will not (i) contravene its Constituent Documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it or any of its properties or (iv) except for the Liens created under the Financing Documents, result in or require the creation or imposition of any Lien upon or with respect to any of its Assets, except where, in the case of clauses (i) through (iv), the violation of any such Constituent Documents, law, rule, regulation, permit, order, writ, judgment, injunction, decree, determination or award, breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, or creation or imposition of such Lien, could not be reasonably expected to have a Material Adverse Effect.

         (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of any Financing Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) prior to the Collateral Release Date, the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, or (iii) prior to the Collateral Release Date, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority nature thereof as stated in the Security Agreement) other than (A) filing of the financing statements duly completed for filing under the UCC covering the Collateral described in the Collateral Documents, (B) the filing of the Amendments (and, upon the filing of such financing statements in the relevant jurisdictions and the filing of the Amendments, all authorizations, approvals, actions by, and notices to or filings with, any Governmental Authority required for the perfection of the Liens created by the Collateral Documents (including the priority nature thereof as stated in the Security Agreement), other than the Other Perfection Requirements, shall have been duly obtained, taken and filed) and (C) the Other Perfection Requirements, except (1) for the authorizations, approvals, actions, notices and filings (the "Governmental Approvals"), all of which have been duly obtained, taken, given or made, are in full force and effect, are held in the name of the Borrower and are free from any conditions or requirements that have not been satisfied, and are required to be satisfied, on or prior to the dates as of which this representation and warranty is made or reaffirmed and (2) as disclosed on
Schedule 4.01(d).

         (e) This Agreement has been, and each other Financing Document when delivered hereunder will have been, duly executed and delivered by it. This Agreement is, and each other Financing Document when delivered hereunder will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (f) There is no action, suit, investigation, litigation or proceeding, including any Environmental Action, which has commenced against it or any of its Subsidiaries or any of their respective properties or to its knowledge, pending (but not yet commenced) or, to the knowledge of the Borrower, threatened against it or any of its Subsidiaries or any of their respective properties before any Governmental Authority that (i) except for Disclosed Matters, if adversely determined, could reasonably be expected to have a Material Adverse Effect (other than the matters described on Schedule 4.01(f) (the "Disclosed Litigation")) or (ii) affects or could reasonably be expected to affect the legality, validity or enforceability of any Financing Document or the consummation of the Transactions.

         (g) (i) Each of the financial statements of the Borrower delivered to the Administrative Agent pursuant to Sections 5.04(b) and 5.04(c) is true, complete and correct in all material respects as of the date of such statement, has been prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes), and fairly presents in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of the date thereof. Except (A) for Disclosed Matters or (B) as set forth in Schedule 4.01(g), since the date of the most recent financial statements delivered under this Agreement, no event, condition, occurrence or circumstance has existed or has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect.

         (ii) Since December 31, 2005, no Material Adverse Change has occurred, except for Disclosed Matters as of the date hereof.

         (h) Neither the Information Memorandum, taken as a whole, nor any other information, exhibit or report furnished by the Borrower to any Agent, any Arranger Party or any other Lender Party in connection with the negotiation and syndication of the Financing Documents or the consummation of the Transactions or pursuant to the terms of the Financing Documents, when taken together with the information contained in the Parent's most recent annual report on Form 10-K (the "Form 10-K") and in Parent's reports filed with the SEC under the Securities Exchange Act of 1934 subsequent to the filing of the Form 10-K and the Borrower's financial statements delivered pursuant to Section 3.01(a)(xiv), taken as a whole, contains (as of the date on which such information is or was provided to any Agent, any Arranger Party or any Lender Party, as modified or otherwise supplemented by information so provided) any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, exhibit or report was based upon or constitutes a forecast or projection, the Borrower represents only that such information was prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrower to be reasonable at the time (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that the Borrower makes no representation as to the attainability of such forecasts or projections or as to whether such forecasts or projections will be achieved or will materialize).

         (i) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and such Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         (j) Neither the Borrower nor any of its Subsidiaries is an "investment company", as such term is defined in the 1940 Act.

         (k) Prior to the Collateral Release Date, all filings and other actions (other than the Other Perfection Requirements) necessary or reasonably desirable (and requested by the Administrative Agent) to perfect and protect the security interest in favor of the Lenders and the Agents in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations owed to the Secured Parties hereunder. Prior to the Collateral Release Date, the Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Financing Documents.

         (l) (i) Except as disclosed on Schedule 4.01(l) or in the Parent's filings with the SEC or as could not reasonably be expected to have a Material Adverse Effect, (A) the operations and properties of the Borrower and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits, (B) all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs and (C) no circumstances exist that could reasonably be expected to (I) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties or (II) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

         (ii) Except as disclosed on Schedule 4.01(l) or in the Parent's filings with the SEC or as could not reasonably be expected to have a Material Adverse Effect, (A) none of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, (B) to its knowledge, there are no and never have been any unlawful underground or aboveground storage tanks or any unlawful surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by the Borrower or any of its Subsidiaries or on any property formerly owned or operated by the Borrower or any of its Subsidiaries, and (C) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries.

         (iii) Except as disclosed on Schedule 4.01(l) or in the Parent's filings with the SEC or as could not reasonably be expected to have a Material Adverse Effect, (A) neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law, and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries have been used, sold or disposed of in a manner not reasonably expected to result in material liability to the Borrower or any of its Subsidiaries.

         (m) (i) Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Allocation Agreement. Insofar as then required thereunder, all amounts due and payable by the Borrower or any of its Subsidiaries under the Tax Allocation Agreement have been paid, and all amounts due and payable to the Borrower or any of its Subsidiaries under any tax sharing agreement have been received (including amounts by way of compensation for the use of tax benefits), except as could not reasonably be expected to have a Material Adverse Effect.

         (ii) The Borrower has, and each of its Subsidiaries has, filed, caused to be filed or been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except (A) to the extent that the aggregate amount of any unpaid taxes due, together with applicable interest and penalties, does not exceed $25,000,000 or (B) to the extent such unpaid taxes are subject to Contest.

         (n) Set forth on Part I of Schedule 4.01(n) is a complete and accurate list of all real property with a book value, as of the date hereof, in excess of $10,000,000 owned by the Borrower or any of its Subsidiaries, showing, as of the Closing Date, the street address, county or other relevant jurisdiction, state, and record owner thereof, and showing, as of December 31, 2005, the book value thereof. The Borrower or such Subsidiary has, as of the Closing Date, good, marketable and insurable fee simple title to all real property on such Schedule, free and clear of all Liens, other than Liens permitted under the Financing Documents or, prior to the Collateral Release Date, created under the Financing Documents. As of the date hereof, and prior to the Collateral Release Date, there have been (A) no changes, replacements or additions to the improvements on the properties described in the Mortgages that are not the subject of mortgagee title insurance which encroach upon the property or rights of others, which violate any setback or other zoning requirements or which violate any agreements of the Borrower, except as disclosed in Part II of Schedule 4.01(n), and (B) no Liens or encumbrances affecting the properties described in the Mortgages that are not the subject of mortgagee title insurance, except Liens permitted under the Financing Documents and except as disclosed on Part III of Schedule 4.01(n).

         (o) All property and general liability insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date is in full force and effect and all premiums that are due and owed have been duly paid, except where the failure to pay could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost as available to companies of a similar size operating in the same or similar businesses.

         (p) As of the Closing Date, none of the Subsidiaries of the Borrower (other than AGC, Buchanan Generation, LLC, each Material Subsidiary, Allegheny Energy Supply Gleason, LLC, Allegheny Energy Supply Wheatland, LLC, Acadia Bay Energy Company, LLC, and Buchanan Energy Company of Virginia, LLC) individually holds any Assets, including any deposit or securities accounts, with a book value in excess of $10,000,000.

         (q) No Default has occurred and is continuing.

         (r) Set forth on Schedule 4.01(r) is a complete and accurate list as of the Closing Date (except, solely with respect to the amount thereof, as otherwise indicated thereon) of outstanding Debt for Borrowed Money owed by the Borrower or any of its Subsidiaries with an aggregate principal amount in excess of $10,000,000, showing the amount, obligor or issuer, creditor and maturity thereof.

                                   ARTICLE V

                                    COVENANTS

         SECTION 5.01. Affirmative Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full and all Commitments and each Letter of Credit shall have terminated, it will:

         (a) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Compliance with Environmental Laws. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits, (ii) obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties and (iii) conduct, and cause each of its Subsidiaries to conduct, any required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action, necessary to remove and clean up all Hazardous Materials from any of its properties required under any Environmental Law.

         (c) Payment of Taxes, Etc. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, will by law become a Lien upon its property not permitted by Section 5.02(a); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Contest.

         (d) Insurance. (i) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         (ii) Within 30 Business Days after the Closing Date, deliver evidence to the Administrative Agent that the Collateral Agent has been named as an additional insured (and, in the case of all property and general liability insurance, as loss payee) with respect to all property damage and liability insurance required under this Section 5.01(d).

         (e) Preservation of Corporate Existence, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its existence, legal structure, rights (charter or statutory), permits, licenses, approvals, franchises and privileges in the jurisdiction of its formation and in each other jurisdiction in which the conduct of its business requires it to so qualify; provided, however, that the Borrower and any Subsidiary may consummate any merger or consolidation permitted under Section 5.02(d).

         (f) Visitation Rights. At any reasonable time during normal business hours and from time to time as may be reasonably desired by any of the Agents or Lender Parties (provided that unless a Default shall have occurred and be continuing, such visits should be limited to twice per year), at the Borrower's reasonable cost and expense, permit any Agent or any Lender Party, or any agents or representatives thereof, to examine and make copies of and abstracts from its records and books of account of, and visit the properties of, the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that in the case of any discussion or meeting with the independent public accountants, only if the Borrower has been given the opportunity to participate in such discussion.

         (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in accordance with GAAP in effect from time to time.

         (h) Maintenance of Properties, Etc. Other than as mandatorily required by Applicable Law, operate, maintain and preserve, and cause each Material Subsidiary to operate, maintain and preserve, all of its properties (other than any such properties as are immaterial or non-essential to the conduct of business by the Borrower and the Material Subsidiaries, taken as a whole) that are used or useful in the conduct of its business in good working order and condition (ordinary wear and tear excepted) in accordance with prudent practices then being utilized in the merchant, non-regulated power generation industry and in accordance with Applicable Laws (including Environmental Laws) in all material respects.

         (i) Transactions with Affiliates. Other than as may be required by the Federal Power Act, as amended, or any rule or regulation issued by the FERC, conduct, and cause each of its Subsidiaries to conduct, (i) all transactions with any of the Affiliates of the Borrower on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower and (ii) all transactions with a Person other than an Affiliate of the Borrower on terms that are without regard to any benefit or detriment to any Affiliate of the Borrower (other than any Subsidiary); provided that this
Section 5.01(i) shall not be deemed to permit any transaction otherwise prohibited by the terms of this Agreement. Without prejudice to the foregoing, the following transactions shall be deemed to be in compliance with this Section 5.01(i): (A) any agreements made by the Borrower or any of its Subsidiaries with a utility to provide provider of last resort requirements, as such agreements are amended from time to time, so long as such provider of last resort agreements are with an Affiliate of the Borrower and approved by all applicable Governmental Authorities, (B) any transaction authorized under a tariff or rate schedule which has been approved by the FERC or performed in accordance with FERC orders and (C) any Asset sales, leases, transfers, swaps, exchanges or other dispositions (including in respect of full or partial ownership percentages of transmission lines (including the AGC Transmission Line), generating facilities, generating equipment and related contract rights in power purchase agreements, leases, licenses, permits and other Assets) as contemplated
(1) under Section 5.02(d)(i)(F) in respect of up to $10,000,000 in the aggregate of such Assets and (2) under Sections 5.02(d)(i)(I) and (L). For the avoidance of doubt, any contracts or arrangements listed on Schedule 5.01(i) to which the Borrower or any Subsidiary is a party (and any amendments thereto, renewals or replacements thereof on substantially the same terms as determined in good faith by a Responsible Officer of the Borrower or any Subsidiary of the Borrower that is a party thereto) shall be deemed to comply with this Section 5.01(i) except to the extent that any Governmental Authority determines that any such contract is not in conformance with Applicable Law and such non-conforming contract is not on terms described in the first sentence of this Section 5.01(i).

         (j) Further Assurances. Prior to the Collateral Release Date, promptly upon request by any Agent or any Lender Party, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as any Agent or any Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Financing Documents, (B) to the full extent permitted by Applicable Law, subject the Borrower's properties, assets, rights or interests (other than the Excluded Assets) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which the Borrower is or is to be a party.

         (k) Preparation of Environmental Reports. If prior to the Collateral Release Date any Agent shall reasonably believe that a material environmental event has occurred on any parcel of real property owned or leased by the Borrower or any of its Subsidiaries after the date hereof, provide to each Agent within 90 days after receipt of a written request from such Agent in which the Agent describes in reasonable detail the basis of such belief, at the expense of the Borrower, a Phase I environmental site assessment report for the properties described in such request prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any legally required compliance, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the foregoing, if any Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, at the time following the 45th day after the request of such Agent, retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

         (l) Real Property. Prior to the Collateral Release Date, promptly upon the request of the Administrative Agent (but in any event within 75 days of such request) deliver to the Collateral Agent (with copies to the Administrative Agent) the following: (i) mortgages, deeds of trust, trust deeds, leasehold mortgages and leasehold deeds of trust (the "New Mortgages") duly executed by the Borrower in respect of the Acquired Material Property, each such New Mortgage to be substantially in the form of the most relevant Amended and Restated Mortgage (based on, for example, the state and county in which such New Mortgage will be recorded) recorded on or about July 21, 2005 (the "Recorded Term Mortgages"), with such changes to account for (A) local law matters as advised by the Administrative Agent's local counsel, (B) property/transaction specific matters that are necessary or desirable in the opinion of the Administrative Agent and (C) any other matters that are necessary or desirable in the opinion of the Administrative Agent; provided that the starting form for such New Mortgage shall be a Recorded Term Mortgage; and provided further that if the property to be encumbered by a New Mortgage is in a state in which no Recorded Term Mortgage exists, the starting form to be used shall be the most suitable form from among the Recorded Term Mortgages, as determined by the Administrative Agent; (ii) confirmations from the title insurance company recording the New Mortgages that duly executed counterparts of such New Mortgages that are sufficient for recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties have been delivered to such title insurance company, and evidence reasonably satisfactory to the Administrative Agent that all filing and recording taxes and fees have been paid; (iii) fully paid American Land Title Association Lender's Extended Coverage title insurance policies in form and substance, with endorsements and in amounts acceptable to the Administrative Agent, issued by title insurers acceptable to the Administrative Agent, insuring the New Mortgages to be valid and subsisting Liens on the properties described therein, free and clear of all defects (including mechanics' Liens and materialmen's Liens) and encumbrances, excepting only Permitted Liens (other than mechanics' liens and materialmen's liens to be insured against under said policies), and providing for such other affirmative insurance as the Administrative Agent may deem necessary or desirable; (iv) ALTA Surveys (for which all necessary fees (where applicable) have been paid) of the Material Acquired Property dated reasonably near the date of such delivery; (v) confirmation from the title insurance company recording such New Mortgages with respect to the validity and (subject to the exceptions and encumbrances permitted therein) the priorities of such New Mortgages; and
(vi) evidence that all action (including payment by the Borrower to the title insurance company recording such New Mortgages of the amount previously notified by such title insurance company to the Borrower as necessary for it to record such New Mortgages) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents (other than the Other Perfection Requirements) securing all Obligations of the Borrower under the Financing Documents have been taken; provided that in the case of any Acquired Material Property acquired by or otherwise transferred to the Borrower in connection with a Permitted Asset Swap, the Borrower shall comply with the requirements of the first sentence of this Section 5.01(l) no later than five days after such acquisition or transfer, whether or not the Administrative Agent shall have made a request therefor. In the event that any additional Advances are made hereunder pursuant to Section 2.16 prior to the Collateral Release Date, the Borrower shall, within twenty (20) days of each such Advance, obtain from each title insurance company that has issued a mortgagee title insurance policy, a "date down" endorsement (in form and substance reasonably satisfactory to the Administrative Agent) at the time of each such additional Advance, without increase to the aggregate insured amount of the coverage provided to the Administrative Agent under the Mortgage Policies.

         (m) Additional Material Subsidiaries. Promptly (but in any event no later than 45 Business Days or, if any of the following occurs in connection with a Permitted Asset Swap, no later than five days after such occurrence) after the incorporation or formation of a Material Subsidiary (other than AE Capital) or after any Subsidiary (other than AE Capital) becomes a Material Subsidiary, in each case, to the extent the same occurs prior to the Collateral Release Date, deliver to the Collateral Agent (with a copy to the Administrative Agent) the following: (i) certificate(s) representing Equity Interests in such Material Subsidiary, if any, owned by the Borrower and its other Subsidiaries, accompanied by undated stock powers (or an equivalent instrument) executed in blank, (ii) if such Material Subsidiary is not a direct Subsidiary of the Borrower, a security or pledge agreement (substantially in the form of the Security Agreement insofar as the provisions thereof relate to the granting of a security interest in Equity Interests or rights with respect to the Equity Interests pledged thereunder), duly executed by the parent of such Material Subsidiary, securing the Senior Debt Obligations, (iii) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Agreement (with respect to the Equity Interests in such Material Subsidiary owned by the Borrower, if any) or, if such Material Subsidiary is not a direct Subsidiary of the Borrower, under the pledge or security agreement referred to in clause (ii) above (with respect to the Equity Interests in such Material Subsidiary owned by each other Subsidiary of the Borrower) and (iv) in respect of any pledge or security agreement referred to in clause (ii) above only, customary legal opinions in respect thereof, in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5.02. Negative Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full and all Commitments and each Letter of Credit shall have terminated, the Borrower will not, at any time:

         (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any Material Subsidiary to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any Material Subsidiary to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any Material Subsidiary as debtor, or sign or suffer to exist, or permit any Material Subsidiary to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any Material Subsidiary to assign, any accounts or other right to receive income, except:

         (i) any Liens (A) created pursuant to the Financing Documents (including Section 2.03(e)) and Permitted Refinancing Debt with respect to all Senior Debt Obligations or (B) securing Debt permitted pursuant to (1)
   Section 5.02(b)(ii) (to the extent such Debt is outstanding under Pollution Control Bonds), (2) Section 5.02(b)(iii), (3) Section 5.02(b)(iv), (4)
   Section 5.02(b)(xxi) or (5) Section 5.02(b)(xvii) (to the extent such Permitted Refinancing Debt is incurred in respect of any of the foregoing);

         (ii) Permitted Liens;

         (iii) Liens existing on the date hereof and described on Schedule 5.02(a);

         (iv) purchase money Liens upon or in real property, physical assets or equipment acquired or held by the Borrower or any Material Subsidiary in the ordinary course of business to secure the purchase price of such real property, physical assets or equipment or to secure Debt permitted to be incurred pursuant to Section 5.02(b)(vii) incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property, physical assets or equipment to be subject to such Liens, or Liens existing on any such real property, physical assets or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that (A) such Lien is incurred and the Debt secured thereby is created within 90 days after the acquisition, completion of construction or completion of improvement thereof (as applicable), and (B) no such Lien shall extend to or cover any property, physical assets or equipment other than the real property, physical assets or equipment being acquired, constructed or improved; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(vii) at any time outstanding;

         (v) Liens arising in connection with Capitalized Leases permitted under
   Section 5.02(b)(viii); provided that no such Lien shall extend to or cover any Assets (or, prior to the Collateral Release Date, any Collateral) other than the Assets subject to such Capitalized Leases;

         (vi) Liens on cash or Cash Equivalents (A) deposited in margin accounts with or on behalf of futures contract brokers or paid over to other contract counterparties or (B) pledged or deposited as collateral to a contract counterparty to secure obligations with respect to (1) contracts (other than for Debt) for commercial and trading activities in the ordinary course of business for the purchase, transmission, distribution, sale, storage, lease or hedge of any energy related commodity or (2) Hedge Agreements representing commodity price contracts, transmission agreements or derivatives or interest rate derivatives to the extent that the Borrower or any Material Subsidiary is permitted to enter into any such Hedge Agreement pursuant to Section 5.02(b)(vi);

         (vii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Material Subsidiary; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any Assets other than those of the Person merged into or consolidated with the Borrower or such Material Subsidiary;

         (viii) Liens granted by the Borrower or any Material Subsidiary in favor of a commercial trading counterparty, a futures contract broker or other contract counterparty on accounts receivable arising under, commodities covered by, other obligations owed to, and other rights of the Borrower or such Material Subsidiary, in each case, under any contract (other than for Debt) entered into in the ordinary course of business in connection with commercial and trading activities (including any netting agreement) to secure the Borrower's or such Material Subsidiary's obligations under such contract; provided that such Liens are granted in the ordinary course of business and, when granted, do not secure obligations which are past due;

         (ix) Liens granted on cash or Cash Equivalents to defease Debt of the Borrower or any of its Subsidiaries that is not prohibited by Section 5.02(b);

         (x) Liens granted on cash or Cash Equivalents constituting proceeds from any sale or disposition of Assets that is not prohibited by Section 5.02(d) deposited in escrow accounts to secure Debt permitted to be incurred under Section 5.02(b)(xii) in respect of such sale or disposition;

         (xi) other Liens affecting property with an aggregate fair market value not to exceed 15% of Consolidated Net Tangible Assets;

         (xii) the replacement, extension or renewal of any Lien permitted by clause (iii), (iv), (v), (vii) or (xi) above upon or in the same property theretofore subject thereto and, if such Lien secured Debt, upon the incurrence of any Permitted Refinancing Debt in respect of such Debt secured to the extent such Permitted Refinancing Debt is incurred in accordance with
   Section 5.02(b);

         (xiii) subject to the PNC Control Agreement, Liens granted in favor of PNC Bank, National Association on cash, checks, deposit accounts, securities accounts and Cash Equivalents of the Borrower or its Subsidiaries held by PNC Bank, National Association from time to time to secure Debt permitted to be incurred under Section 5.02(b)(xx);

         (xiv) Liens upon or in pollution control equipment at the Hatfield's Ferry Facility, the Armstrong Facility or the Fort Martin Facility to secure Debt permitted to be incurred pursuant to Section 5.02(b)(xxiv) incurred solely to finance the acquisition and installation of such pollution control equipment, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that (A) such Lien is incurred and the Debt secured thereby is created within 90 days after the completion of the installation thereof, and (B) no such Lien shall extend to or cover any property, physical asset or equipment other than such pollution control equipment and other immaterial related Assets; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (xiv) shall not exceed the amount permitted under Section 5.02(b)(xxiv) at any time outstanding;

         (xv) prior to the Collateral Release Date, Permitted Second Priority Liens; and

         (xvi) on or after the Collateral Release Date, Liens securing Commodity Hedge Agreements.

         (b) Debt. Create, incur, assume or suffer to exist, or permit any Material Subsidiary to create, incur, assume or suffer to exist, any Debt, except:

         (i) Debt of the Borrower under the Financing Documents;

         (ii) Surviving Debt;

         (iii) prior to the Initial Borrowing, the Existing Debt;

         (iv) unsecured or secured Debt of the Borrower in an aggregate amount principal amount, when combined with the aggregate principal amount of Debt incurred pursuant to Section 2.16, not to exceed $200,000,000 at any time outstanding;

         (v) unsecured Debt owed to the Parent, the Borrower or any Subsidiary of the Borrower so long as such Debt is subordinated to the Advances in accordance with the Affiliate Subordination Terms;

         (vi) Debt in respect of Hedge Agreements (including Commodity Hedge Agreements) as may be entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate (A) risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities as a result of fluctuations in the prices of transmission, capacity or energy (or of any fuel required for the generation thereof), Emissions Credits, or energy attributes or (B) risks in respect of interest rate fluctuations; provided that in each case such Hedge Agreement shall not have been entered into for speculative purposes;

         (vii) Debt incurred by the Borrower or any Material Subsidiary to finance all or any part of the acquisition, construction or improvement of any real property, physical assets or equipment (including Capital Expenditures) of the Borrower and any Subsidiary; provided that such Debt is incurred prior to or within 90 days after such acquisition or the completion of construction or completion of improvement or such Capital Expenditures; provided further that the aggregate principal amount of Debt permitted under this Section 5.02(b)(vii), when combined with the aggregate principal amount of Debt incurred in connection with Capitalized Leases permitted under
   Section 5.02(b)(viii) shall not exceed (A) prior to the Collateral Release Date, $100,000,000 and (B) on or after the Collateral Release Date, $500,000,000, in each case, at any time outstanding;

         (viii) Capitalized Leases in an aggregate principal amount, when combined with the aggregate principal amount of all Debt incurred pursuant to
   Section 5.02(b)(vii), not in excess of (A) prior to the Collateral Release Date, $100,000,000 and (B) on or after the Collateral Release Date, $500,000,000, in each case, at any time outstanding;

         (ix) Debt of any Person that is merged into or consolidated with the Borrower or any Material Subsidiary; provided that (A) such Debt is existing at the time of such merger or consolidation (other than Debt incurred solely in contemplation of such merger or consolidation), and (B) immediately after giving effect to such merger or consolidation, no Default shall have occurred and be continuing;

         (x) Debt arising from the honoring by a bank or financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Debt is covered within five Business Days;

         (xi) Debt in respect of workers' compensation claims, self-insurance obligations, bankers' acceptance and performance and surety bonds provided by the Borrower or any of its Subsidiaries in the ordinary course of business;

         (xii) Debt that may be deemed to arise as a result of agreements of the Borrower or any Material Subsidiary providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the sale or disposition of any business, Assets or Equity Interests in any Subsidiary of the Borrower consummated not in contravention of the terms of Section 5.02(d) in an amount not to exceed with respect to any such sale or disposition the amount of gross proceeds received by the Borrower in connection with such sale or disposition;

         (xiii) Debt of the Borrower represented by letters of credit, surety bonds, Contingent Obligations and performance bonds supporting obligations of the Borrower or any of its Subsidiaries in the ordinary course of business;

         (xiv) reimbursement obligations owed to Affiliates for amounts paid on behalf of the Borrower or any of its Subsidiaries by the Parent or any of the Parent's Subsidiaries in accordance with Applicable Laws with respect to the provision of goods or services to the Borrower or any such Subsidiary;

         (xv) unsecured Debt of the Borrower and the Material Subsidiaries not to exceed $100,000,000 at any time outstanding;

         (xvi) unsecured Debt in respect of obligations of the Borrower or any of its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that with respect to any material invoice, such obligations are (A) incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days of the incurrence of the related Debt) in the ordinary course of business and not in connection with the borrowing of money and (B) (I) not more than 90 days past due or (II) subject to any Contest, provided that the aggregate principal amount of such Debt subject to Contest shall not exceed $15,000,000;

         (xvii) Permitted Refinancing Debt incurred in respect of any Debt permitted under clauses (i), (ii), (iii), (iv), (vii), (viii), (ix), (xv),
   (xxi) and (xxiv) or this clause (xvii);

         (xviii) unsecured Debt for Borrowed Money of the Borrower and the Material Subsidiaries incurred in the ordinary course of business, maturing within one year from the date incurred, and aggregating not more than $20,000,000 at any one time outstanding;

         (xix) additional unsecured Debt for Borrowed Money issued or incurred the proceeds of which are used to make Capital Expenditures required to be made in order to comply with Applicable Law regarding the environment or the transmission of electricity or natural gas; provided that (A) the scheduled maturity date for such Debt is a date that is at least six calendar months after the Final Maturity Date and does not require any scheduled amortization or mandatory prepayments thereof prior to such date, (B) such Debt contains covenants and events of default which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be no less favorable to the Borrower or any Material Subsidiary in any material respect than the covenants and Events of Default applicable under this Agreement, (C) no Default shall have occurred and be continuing, and (D) prior to the incurrence or issuance of such Debt, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating pro forma compliance with the covenants set forth in Section 5.03 for the period of four consecutive fiscal quarters ending on the last date of the last completed fiscal quarter immediately preceding the proposed date of incurrence of such Debt (on the assumption that such incurrence of Debt under this clause occurred on the first day of such four fiscal quarter period and using historical results of the Borrower and its Subsidiaries for such period);

         (xx) secured or unsecured Debt owed to PNC Bank, National Association from time to time in connection with the extension of credit to the Borrower or the Material Subsidiaries for the account of one or more employees or departments of the Borrower or its Affiliates in respect of costs and expenses incurred by such employees or departments in connection with the conduct of business on behalf of the Borrower or its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

         (xxi) Debt of the Borrower or the Material Subsidiaries in an aggregate principal amount not to exceed $86,000,000 at any one time outstanding incurred in connection with the assumption or refinancing of Pollution Control Bonds in connection with a Permitted Asset Swap;

         (xxii) unsecured Debt incurred by the Borrower or the Material Subsidiaries in connection with the Buffalo Reserve Project or any Joint Ventures in an aggregate principal amount not to exceed $75,000,000 at any time outstanding; provided that such Debt has a scheduled maturity date that is at least six calendar months later than the Final Maturity Date and does not require any scheduled amortization or mandatory prepayments thereof prior to such date;

         (xxiii) unsecured Debt of the Borrower or the Material Subsidiaries under the Parent Credit Agreement; and

         (xxiv) Debt incurred to finance all or any part of the acquisition and installation of pollution control equipment at the Hatfield's Ferry Facility or the Armstrong Facility or the Fort Martin Facility; provided that such Debt is incurred prior to or within 90 days after the completion of installation of such pollution control equipment; provided further that the aggregate principal amount of Debt permitted under this Section 5.02(b)(xxiv) with respect to (A) the Hatfield's Ferry Facility shall not exceed $400,000,000 at any time outstanding and (B) the Armstrong Facility shall not exceed $100,000,000 at any time outstanding and (C) the Fort Martin Facility shall not exceed $350,000,000 at any time outstanding.

         (c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

         (i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower so long as the Borrower is the surviving Person following such merger or consolidation;

         (ii) any Subsidiary of the Borrower may merge into or consolidate with another Subsidiary of the Borrower; provided that if any such Subsidiary is a Material Subsidiary or a direct or indirect wholly owned Subsidiary of the Borrower, the surviving Person following such merger or consolidation shall be a Material Subsidiary or a direct or indirect wholly owned Subsidiary of the Borrower, as the case may be;

         (iii) in connection with any sale, transfer or other disposition permitted under Section 5.02(d) (other than Section 5.02(d)(i)(C)), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

         (iv) in connection with any acquisition permitted under Section 5.02(e), any Subsidiary may merge into the Borrower;

         (v) the Borrower may merge into or otherwise consolidate with another Person if either (A) the Borrower is the surviving entity or (B) (1) the surviving entity is organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the surviving entity assumes all of the Borrower's Obligations under the Financing Documents pursuant to agreements reasonably satisfactory to the Administrative Agent and (3) the Public Debt Ratings of the surviving entity immediately following such merger or consolidation shall be no worse than the Public Debt Ratings of the Borrower immediately prior to such merger or consolidation;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

         (d) Sales, Etc., of Assets. (i) Prior to the Collateral Release Date, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any Assets or grant any option or other right to purchase, lease or otherwise acquire any Assets other than:

                  (A) the sale, transfer, lease or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire power, capacity, the right to transmit electricity or natural gas, fuel, fuel storage and processing, energy attributes and other products and services and Cash Equivalents in the ordinary course of business and any sale, lease or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire damaged, surplus, worn-out or obsolete Assets in the ordinary course of business;

                  (B) the sale, transfer or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire any Emissions Credits; provided that to the extent such sale, transfer or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire Emissions Credits (1) is other than in the ordinary course of business or (2) is in the ordinary course of business but results in Net Cash Proceeds to the Borrower or the Material Subsidiaries in excess of $100,000,000 in the aggregate from all such sales, transfers or other dispositions of or grant of any option or other right to purchase, lease or otherwise acquire Emission Credits in any Fiscal Year, the Net Cash Proceeds therefrom shall be required to be applied to prepay the Advances in accordance with the provisions of Section 2.06(b);

                  (C) transactions permitted under Section 5.02(c);

                  (D) sales, transfers, leases or other dispositions of Assets or Equity Interests among the Borrower and its Subsidiaries; provided, however that, prior to the Collateral Release Date, the Borrower shall not sell, transfer, lease or otherwise dispose of generating facilities in excess of $500,000,000 in book value in the aggregate (which amount shall not include any sales, transfers, leases or other dispositions of Assets or Equity Interests in a Permitted Asset Swap permitted under
         Section 5.02(d)(i)(I)) to Subsidiaries that are not Material Subsidiaries;

                  (E) sales, transfers, leases or other dispositions of or grant of any option or other right to purchase, lease or otherwise acquire Assets; provided that (1) the consideration received by the Borrower and its Subsidiaries for such Asset shall have been determined on the basis of an arm's-length negotiation with non-Affiliates, (2) with respect to any Asset or property for which consideration received by the Borrower or any Subsidiary is in excess of $25,000,000, the consideration received shall be at least the Fair Market Value for such Asset or property and, if the consideration to be received with respect to such Asset or property is equal to or greater than $100,000,000, the Borrower shall have delivered to the Administrative Agent an Officer's Certificate certifying that such sale, transfer, lease or other disposition or grant of any option or other right to purchase, lease or otherwise acquire is for Fair Market Value, accompanied by a resolution of the Board of Directors of the Borrower pursuant to which the Board of Directors of the Borrower shall have concluded that such sale, transfer, lease or other disposition is for Fair Market Value which conclusion shall be supported by an appraisal or fairness opinion addressed to the Board of Directors from a Person other than an Affiliate of the Borrower which supports the conclusion that such sale, transfer or other disposition is for Fair Market Value, (3) no less than 75% of the purchase price (excluding the amount of any Debt assumed in connection with any such sale or other disposition by a Person other than the Borrower or such Subsidiary ) for such Asset shall be paid to the Borrower and the Subsidiaries solely in cash or Cash Equivalents, (4) no portion of the non-cash proceeds received by the Borrower and the Subsidiaries shall consist of Debt of, or Equity Interests in, the Borrower or any of its Subsidiaries, (5) no Default shall have occurred and be continuing, (6) on or prior to such sale, transfer or disposition, (I) all Debt (other than under this Agreement) of the Borrower and its Subsidiaries secured by such Asset required by the terms thereof to be prepaid or repaid upon such sale, transfer or disposition shall have been so paid and (II) the relevant portion of the proceeds thereof required to be applied to the prepayment of Advances shall have been applied in accordance with the terms contained in the proviso at the end of this Section 5.02(d)(i), and (7) the Borrower would be in compliance with the covenants set forth in Section
         5.03 as of the most recently completed period ending prior to such transaction for which financial statements and certificates required by
         Section 5.04(b) or 5.04(c) were required to have been delivered, in each case after giving effect to such transaction and to any other event occurring during such period as to which pro forma recalculation is reasonably appropriate (including any other transaction described in this clause occurring after such period) as if such transaction (and the repayment of any Debt in connection therewith) had occurred as of the first day of such period;

                  (F) sales, transfers, leases or other dispositions of, or grant of any option or other right to purchase, lease or otherwise acquire, other immaterial Assets (other than Equity Interests in, or Debt or other Obligations of, any Subsidiary) in the ordinary course of business and on reasonable terms, if no Default exists at the time of such sale, transfer or other disposition or grant of any option or other right to purchase, lease or otherwise acquire;

                  (G) sales, transfers, leases or other dispositions of, or grant of any option or other right to purchase, lease or otherwise acquire, Excluded Asset and so long as any entity the Equity Interests of which constitutes any Excluded Assets, the dissolution or liquidation of any such entity;

                  (H) sales or transfers of Equity Interests in the Parent to any Plan;

                  (I) sale, transfer, lease, swap, exchange or other disposition of, or grant of any option or other right to purchase, lease or otherwise acquire, Assets, including full or partial ownership percentages of the Borrower and its Subsidiaries' various generating facilities (including AGC and Bath County) or any Assets used in connection with or related to such generating facilities, including generating equipment, power, contract rights, permits, licenses and other intangibles, between the Borrower or any of its Subsidiaries and MPC or any of its Subsidiaries; provided that (1) such any such sale, transfer, lease, swap, exchange or other disposition shall be such that the fair market value (as determined by reference to the PA Report, if applicable) and cash flow characteristics of the generating facilities or ownership percentages therein, together with related Assets, sold, transferred, leased, swapped, exchanged or disposed of by the Borrower and its Subsidiaries shall be no less than the fair market value (as determined by reference to the PA Report, if applicable) and cash flow characteristics of the generating facilities or ownership percentages therein, together with related Assets, sold, transferred, leased or disposed of by MPC and its Subsidiaries or (2) if the Borrower and its Subsidiaries receive less than equivalent fair market value (as determined by reference to the PA Report, if applicable) for any Assets sold, transferred, leased, swapped, exchanged or otherwise disposed of, then (x) as a result of all such Asset sales, transfers, leases, swaps, exchanges or other dispositions, taken as a whole, the Borrower and its Subsidiaries shall receive Assets with a fair market value (as determined by reference to the PA Report, if applicable) in an amount not less than the fair market value (as determined by reference to the PA Report, if applicable) less $500,000,000 of all Assets sold, transferred, leased, swapped, exchanged, or otherwise disposed of out of the Borrower and its Subsidiary, (y) the PEC Service Agreement shall have been either terminated, amended to reflect market rates or assigned by the Borrower to a third party (other than a Subsidiary of the Borrower) that assumes the entirety of the Borrower's obligations thereunder and (z) the Borrower shall have delivered to the Administrative Agent (I) a certificate signed by the Chief Financial Officer of the Borrower certifying that (aa) after giving effect to such sales, transfers, leases, swaps, exchanges or other dispositions, any decrease in the fair market value of the Assets (determined at the time thereof) held by the Borrower and its Subsidiaries as a result of such sales, transfers, leases, swaps, exchanges or other dispositions will be offset by the net present value of the impact of the termination, amendment or assignment of the PEC Service Agreement (except for any de minimis loss of value to the Borrower and its Subsidiaries) and (bb) the cumulative cash flow effect on the Borrower and its Subsidiaries of all such sales, transfers, leases, swaps, exchanges or other dispositions (determined at the time thereof) over the period from the date of any such sale, transfer, lease, swap, exchange or other disposition, as applicable, until June 30, 2011 shall not be negative and (II) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Chief Financial Officer in support of the statements contained in such certificate (each such sale, transfer, lease, swap, exchange or other disposition, a "Permitted Asset Swap");

                  (J) sales, transfers or other dispositions of Assets to any Joint Venture to the extent permitted by Section 5.02(e);

                  (K) the issuance of any Equity Interests by (1) the Borrower to any Person or (2) any Subsidiary of the Borrower; and

                  (L) the sale, transfer, lease or other disposition of the AGC Transmission Line;

provided that in the case of sales, transfers or other dispositions of Assets pursuant to clause (B) (but only to the extent contemplated thereby), (E) or (F) above prior to the Collateral Release Date, the Net Cash Proceeds from such sale, transfer or disposition due to the Borrower and its Subsidiaries shall be received by the Borrower and its Subsidiaries in one or more Controlled Accounts, and the Borrower shall prepay the Advances in accordance with Section 2.06(b).

                  (ii) On or after the Collateral Release Date, the Borrower will not, at any time, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any Assets to any Person other than the Borrower and its Subsidiaries, or grant any option or other right to purchase, lease or otherwise acquire any Assets to any Person other than the Borrower and its Subsidiaries, other than (A) in an amount not to exceed (1) 10% of the value of all Assets of the Borrower and its Subsidiaries in any Fiscal Year and (2) 25% of such value in the aggregate or (B) sales, leases, transfers and other dispositions permitted under clause (i) above.

         (e) Investments in Other Persons. Prior to the Collateral Release Date, make or hold, or permit any Material Subsidiary to make or hold, any Investment in any Person, except:

         (i) (A) equity Investments outstanding as of the date hereof by the Borrower and the Material Subsidiaries in their Subsidiaries or Affiliates,
   (B) equity Investments after the date hereof by the Borrower and Material Subsidiaries in any Subsidiary of the Borrower or Affiliates, and (C) Investments after the date hereof in direct or indirect Subsidiaries of the Borrower consisting of intercompany Debt permitted under Section 5.02(b)(v);

         (ii) loans and advances to employees in the ordinary course of business of the Borrower and its Subsidiaries as presently conducted in an aggregate amount not to exceed $2,000,000 at any time outstanding;

         (iii) Investments in Cash Equivalents;

         (iv) Investments in Hedge Agreements and Commodity Hedge Agreements permitted pursuant to Section 5.02(b)(vi);

         (v) Investments in Subsidiaries of the Borrower resulting from drawings under, or renewals or extensions of, letters of credit, surety bonds, Contingent Obligations or performance bonds supporting obligations of Subsidiaries incurred in the ordinary course of business but in any event not for speculative obligations of such Subsidiary;

         (vi) Investments in any non-cash proceeds received by the Borrower or any of its Subsidiaries in connection with any sale, transfer or other disposition of any Asset to the extent permitted under Section 5.02(d);

         (vii) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (viii) Investments not otherwise permitted under this Section 5.02(e) in an aggregate amount not to exceed $100,000,000 plus an amount equal to (A) the Net Cash Proceeds in respect of any sale or issuance, after the Closing Date, of any Equity Interests by the Borrower or sale, transfer or other disposition, after the Closing Date, of Assets retained by the Borrower or the Material Subsidiaries in accordance with Section 2.06 and not applied to prepay Debt plus (B) the Net Cash Proceeds in respect of any sale or issuance of any Equity Interests by the Borrower or any sale, transfer or other disposition of Assets applied by the Borrower to voluntarily prepay the Advances pursuant to Section 2.06(a); provided that with respect to each Investment made pursuant to this Section 5.02(e)(viii): (1) to the extent any such Investment constitutes Equity Interests in, or Debt of, any Material Subsidiary held by the Borrower or any of its Subsidiaries, the Borrower shall have complied with its obligations under Section 5.01(m) and such Equity Interests or Debt, as the case may be, shall be subject to the terms of the Security Agreement and the pledge or security agreement referred to in
   Section 5.01(m)(ii), as applicable; (2) such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the Board of Directors (or persons performing similar functions) of the Borrower or such Subsidiary if the Board of Directors is otherwise approving such transaction and, in each other case, by a Responsible Officer); (3) such Investment shall be in Assets which are part of, or in lines of business which are in or reasonably related to, the electric power generation, transmission, distribution and/or energy trading businesses; (4) any determination of the amount of such Investment shall include all cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of Assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and (5) (I) immediately before and giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (II) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.03, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 5.04(b) or 5.04(c) as though such Investment had been consummated as of the first day of the fiscal period covered thereby; (ix) Investments not otherwise permitted under this Section 5.02(f) existing on the Closing Date;

         (x) Investments in the Buffalo Reserve Project or any Joint Venture in an aggregate amount not to exceed $75,000,000;

         (xi) Investments consisting of Debt owed to the Borrower or its Subsidiaries under the AYE Money Pool; and

         (xii) Investments consisting of any repurchase, redemption, cancellation, termination or other acquisition or extinguishment of Debt of the Borrower or its Subsidiaries, by the Borrower or by the Material Subsidiaries, in an aggregate amount not to exceed $50,000,000 provided that after giving effect thereof, the Borrower is in pro forma compliance with the covenants set forth in Section 5.03;

provided that this Section 5.02(e) shall not prohibit (A) any repurchase of Debt of the Borrower by the Borrower or Debt of any Material Subsidiary by such Material Subsidiary to the extent such repurchase is not otherwise prohibited by the other provisions in this Agreement and (B) any purchase or acquisition of Assets in a Permitted Asset Swap in accordance with Section 5.02(d)(i)(I).

         (f) Restricted Payments. Declare or pay any dividend, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of Assets, Equity Interests (other than Equity Interests in the Borrower issued to the Parent) or obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests in it other than to the Parent or accept any capital contributions other than capital contributions made by the Parent to the Borrower or made with respect to the ML Interest, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interest in the Borrower or to issue or sell any Equity Interests therein, except that so long as no Default shall have occurred and be continuing at the time of any action described in clause (i), (ii), (iii) or (iv) below or would result therefrom:

         (i) the Borrower may (A) declare and pay cash dividends and distributions with respect to the ML Interests to the extent required under the Constituent Documents of the Borrower as in effect on the Closing Date,
   (B) make payments to the Parent in respect of reimbursement obligations under any drawn letter of credit posted by the Parent on behalf of the Borrower or any of its Subsidiaries to support Obligations of the Borrower or such Subsidiary undertaken in the ordinary course of business and not for speculative purposes, (C) issue and sell shares of its Equity Interests, (D) commencing with the Fiscal Year ending December 31, 2006, declare and pay cash dividends to the Parent in an aggregate amount in any Fiscal Year not to exceed the greater of (1) $25,000,000 or (2) if the Borrower's Leverage Ratio as of the last day of the Fiscal Year immediately preceding the Fiscal Year in which such dividend is paid was less than (I) 4.50:1.00, 25% of the Borrower's Consolidated Net Income for the Fiscal Year immediately preceding the Fiscal Year in which such dividend is paid or (II) 3.50:1.00, 50% of the Borrower's Consolidated Net Income for the Fiscal Year immediately preceding the Fiscal Year in which such dividend is paid, and (E) make any equity Investment in any of its Subsidiaries permitted under Section 5.02(e);

         (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends or distributions ratably to the holders of its Equity Interests, including the Borrower or any other Subsidiary of the Borrower, (B) accept capital contributions from its parent to the extent not in contravention of
   Section 5.02(e)(i) or 5.02(e)(vi) and (C) make any equity Investment in any of its Subsidiaries not in contravention of Section 5.02(e);

         (iii) the Borrower or any Subsidiary of the Borrower may sell, transfer or contribute any Equity Interests in the Parent to any Plan; and

         (iv) the Borrower or any Subsidiary of the Borrower may sell, transfer or contribute any Equity Interests in any of its respective Subsidiaries in connection with a Permitted Asset Swap.

         (g) Payment Restrictions Affecting the Borrower's Subsidiaries. Enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts the ability of any of its Subsidiaries to declare or pay any dividend or other distribution in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise invest in, the Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to restrictions and conditions imposed by (A) Applicable Law, (B) the Financing Documents, (C) the terms of any Surviving Debt as in effect on the date hereof or any Permitted Refinancing Debt incurred in connection therewith, (D) any agreement in effect with respect to any Subsidiary at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (E) any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 5.02(b)(vii) solely to the extent any such negative pledge relates to the property financed by or subject of such Debt or any Permitted Refinancing Debt incurred in connection therewith, (F) any agreement for the sale or disposition of Assets permitted under Section 5.02(d), provided that such restrictions and conditions apply only to the Asset that is to be sold or the proceeds thereof, (G) any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Borrower or any of its Subsidiaries is a party, entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the Assets of the Borrower or such Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not of any other Asset of the Borrower or such Subsidiary or the Assets of any other Subsidiary, (H) customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, which restrictions, when taken as a whole, as determined in good faith by a Responsible Officer of the Borrower, are no more restrictive than any similar restrictions in effect on the Closing Date,
(I) any negative pledge provided for in any Joint Venture agreements, stockholder or partnership agreements or organizational documents relating to Joint Ventures or partnerships or agreements including the Buffalo Reserve Project, (J) any such restrictions or limitations contained in any other agreement in effect on the Closing Date and any amendments, modifications, restatements, renewals or replacements thereof that are not materially more restrictive, taken as a whole, as determined in good faith by a Responsible Officer of the Borrower, than the restrictions or limitations in effect on the Closing Date, (K) any such restrictions or limitations contained in any agreement evidencing Debt permitted under Section 5.02(b)(xxiii) or any Permitted Refinancing Debt incurred in connection therewith but solely to the extent that such restrictions or limitations are contained in the agreement evidencing the relevant Pollution Control Bonds as of the date hereof and (J) any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 5.02(b)(xxiv) but solely to the extent such negative pledge relates to the property financed by or subject of such Debt and any other such restrictions or limitations contained in any agreement evidencing such Debt and applicable solely to the relevant Subsidiary of the Borrower obtaining such Debt, so long as such negative pledge or other such restrictions or limitations are customary for similar transactions as of the date of such financing as determined in good faith by a Responsible Officer of the Borrower.

         SECTION 5.03. Financial Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full and all Commitments and each Letter of Credit shall have terminated, it will not:

         (a) Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of any fiscal quarter to be less than the ratio set forth for such fiscal quarter below:

         ----------------------------------- -------------------------------
                       Four Fiscal                       Ratio
                     Quarters Ending
         ----------------------------------- -------------------------------
         June 30, 2006                       1.75:100
         ----------------------------------- -------------------------------
         September 30, 2006                  2.00:1.00
          ----------------------------------- -------------------------------
         December 31, 2006                   2.00:1.00
         ----------------------------------- -------------------------------
         March 31, 2007                      2.10:1.00
         ----------------------------------- -------------------------------
         June 30, 2007                       2.10:1.00
         ----------------------------------- -------------------------------
         September 30, 2007                  2.10:1.00
         ----------------------------------- -------------------------------
         December 31, 2007                   2.25:1.00
         ----------------------------------- -------------------------------
         March 31, 2008                      2.50:1.00
         ----------------------------------- -------------------------------
         June 30, 2008                       2.60:1.00
         ----------------------------------- -------------------------------
         September 30, 2008                  2.70:1.00
         ----------------------------------- -------------------------------
         December 31, 2008                   2.80:1.00
         ----------------------------------- -------------------------------
         March 31, 2009                      3.00:1.00
         ----------------------------------- -------------------------------
         June 30, 2009                       3.00:1.00
         ----------------------------------- -------------------------------
         September 30, 2009                  3.00:1.00
         ----------------------------------- -------------------------------
         December 31, 2009                   3.00:1.00
         ----------------------------------- -------------------------------
         March 31, 2010                      3.00:1.00
         ----------------------------------- -------------------------------
         June 30, 2010                       3.00:1.00
         ----------------------------------- -------------------------------
         September 30, 2010                  3.00:1.00
         ----------------------------------- -------------------------------
         December 31, 2010                   3.00:1.00
         ----------------------------------- -------------------------------
         March 31, 2011                      3.00:1.00
         ----------------------------------- -------------------------------


         (b) Leverage Ratio. Permit the Leverage Ratio as of any fiscal quarter to be greater than the ratio set forth below for each fiscal quarter set forth below:

        ------------------------------------ -------------------------------
                      Four Fiscal                        Ratio
                    Quarters Ending
        ------------------------------------ -------------------------------
        June 30, 2006                        7.50:1.00
        ------------------------------------ -------------------------------
        September 30, 2006                   7.25:1.00
        ------------------------------------ -------------------------------
        December 31, 2006                    7.00:1.00
        ------------------------------------ -------------------------------
        March 31, 2007                       6.50:1.00
        ------------------------------------ -------------------------------
        June 30, 2007                        6.25:1.00
         ------------------------------------ -------------------------------
        September 30, 2007                   6:00:1.00
        ------------------------------------ -------------------------------
        December 31, 2007                    6:00:1.00
        ------------------------------------ -------------------------------
        March 31, 2008                       5.50:1.00
        ------------------------------------ -------------------------------
        June 30, 2008                        5.25:1.00
        ------------------------------------ -------------------------------
        September 30, 2008                   5.00:1.00
        ------------------------------------ -------------------------------
        December 31, 2008                    4.50:1.00
        ------------------------------------ -------------------------------
        March 31, 2009                       4.50:1.00
        ------------------------------------ -------------------------------
        June 30, 2009                        4.50:1.00
        ------------------------------------ -------------------------------
        September 30, 2009                   4.50:1.00
        ------------------------------------ -------------------------------
        December 31, 2009                    4.50:1.00
        ------------------------------------ -------------------------------
        March 31, 2010                       4.00:1.00
        ------------------------------------ -------------------------------
        June 30, 2010                        4.00:1.00
        ------------------------------------ -------------------------------
        September 30, 2010                   4.00:1.00
        ------------------------------------ -------------------------------
        December 31, 2010                    4.00:1.00
        ------------------------------------ -------------------------------
        March 31, 2011                       4.00:1.00
        ------------------------------------ -------------------------------


         SECTION 5.04. Reporting Covenants. The Borrower covenants and agrees that until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations are paid in full and all Commitments and each Letter of Credit shall have terminated, the Borrower will furnish to the Administrative Agent and each Lender Party (it being understood that delivery to the Administrative Agent for posting by the Administrative Agent of each of the following items on a electronic website shall constitute delivery to each Lender Party by the Borrower, and the Administrative Agent hereby agrees to post on an electronic website or otherwise distribute to the Lender Parties any such item delivered by the Borrower to the Administrative Agent):

         (a) Default Notices. As soon as possible and in any event within five Business Days after any Responsible Officer of the Borrower becomes aware of the occurrence of any Default continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or event, development or occurrence and, in each case, the actions, if any, which the Borrower has taken and proposes to take with respect thereto.

         (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by a report that is unqualified or is otherwise reasonably acceptable to the Required Lenders of Pricewaterhouse Coopers (or such other independent public accountants of recognized standing acceptable to the Required Lenders), together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing has come to such accounting firm's attention that would cause it to believe that the Borrower has failed to comply with the covenants set forth in Section 5.03, (ii) a schedule in form satisfactory to the Administrative Agent of the computations prepared by the Borrower and used by such accounting firm in determining, as to the fourth quarter of such Fiscal Year, compliance with the covenants contained in Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP as in effect as of the Closing Date and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

         (c) Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and
(ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP as in effect as of the Closing Date.

         (d) Real Property. Prior to the Collateral Release Date, within 45 days after the end of each fiscal quarter, a report supplementing Schedule 4.01(n), identifying all Material Property disposed of by the Borrower during such fiscal quarter, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all Material Property acquired or leased by the Borrower during such fiscal quarter ("Acquired Material Property") and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete in respect of such Acquired Material Property.

         (e) Additional Material Subsidiaries. As soon as available, but in no event later than five Business Days after any Responsible Officer of the Borrower becomes aware of the same, any Subsidiary (other than AE Capital) becoming a Material Subsidiary.

         (f) Other Information. Such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Agent or any Lender Party acting through the Administrative Agent may from time to time reasonably request.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events, conditions or occurrences (each, an "Event of Default") shall occur and be continuing:

         (a) (i) the Borrower shall fail to pay any principal of any Advance or any L/C Obligation when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance or any L/C Obligation, or the Borrower shall fail to make any other payment under any Financing Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable hereunder or under any other Financing Document; or

         (b) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Financing Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any of Section 5.01(e), 5.02, 5.03 or 5.04(a); or

         (d) prior to the Collateral Release Date, the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(l) in connection with a Permitted Asset Swap and such failure shall remain unremedied for five days after the date on which a Responsible Officer of the Borrower becomes aware of such failure; or

         (e) the Borrower shall fail to perform or observe any other covenant or agreement (not specified in Section 6.01(a), 6.01(c) or 6.01(d) above) contained in any Financing Document on its part to be performed or observed and such failure shall remain unremedied for (i) prior to the Collateral Release Date, 60 days after the date on which a Responsible Officer of the Borrower becomes aware of such failure or (ii) on or after the Collateral Release Date, 30 days after the date on which a Responsible Officer of the Borrower becomes aware of such failure; or

         (f) (i) the Borrower or any Material Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt under the Financing Documents or Debt which is subject to Contest) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) or with respect to any Hedge Agreement with an Agreement Value of more than $40,000,000 either individually or in the aggregate or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause (1) such Debt to have been demanded, become due, repurchased, prepaid, defeased or redeemed (automatically or otherwise), (2) an offer to repurchase, prepay, defease or redeem such Debt to have been made, prior to its stated maturity, or (3) cash collateral in respect thereof to have been demanded; or (ii) there occurs under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (A) any event of default under such Hedge Agreement as to which the Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Hedge Agreement) or (B) any Termination Event (as so defined) under such Hedge Agreement as to which the Borrower or any Material Subsidiary is an Affected Party (as defined in such Hedge Agreement) and, in either event, the termination value owed by the Borrower or any Material Subsidiary as a result thereof is greater than the $40,000,000 either individually or in the aggregate; or

         (g) any Insolvency Proceeding shall occur with respect to the Borrower or any Material Subsidiary; or

         (h) there is entered against the Borrower or any Material Subsidiary
(i) any final judgment or order for the payment of money in an amount exceeding $40,000,000 either individually or in the aggregate other than in respect of the Merrill Lynch Litigation (to the extent not covered by independent third-party insurance by an insurer that is rated at least "A" by A.M. Best Company and such coverage is not the subject of a bona fide dispute), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in the case of
(i) or (ii), (y) enforcement proceedings are commenced by any creditor upon such judgment or order and such proceedings are not stayed within 10 Business Days, or (z) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) there occurs any Change of Control; or

         (j) prior to the Collateral Release Date, any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create solely for the benefit of the Secured Parties (or the enforceability thereof shall be contested by the Borrower) with respect to any portion of the Collateral, a valid and, but for the giving of notices of Liens thereunder to Persons other than Affiliates of the Borrower, perfected first priority Lien on and security interest in such Collateral and in the case of any invalidity or non-perfection of any such Lien with respect to an immaterial portion of the Collateral as a result of administrative or ministerial errors, such occurrence shall remain unremedied for 60 days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

         (k) any material provision of any Financing Document shall be canceled, terminated, declared to be null and void or shall otherwise cease to be valid and binding on the Borrower, in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction, or the Borrower shall deny in writing any further liability or obligation under any provision of any Financing Document; provided that the foregoing provisions of this clause
(k) shall not apply to any Financing Document that is canceled, terminated, declared to be null and void or which ceases to be valid or binding on the Borrower in accordance with its terms or by agreement of the requisite parties thereto; or

         (l) as a result of or in connection with an ERISA Event with respect to a Plan, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur liability in an amount exceeding, in the aggregate with any amounts applicable under clauses (l) and (m) of this
Section 6.01, $25,000,000; or

         (m) the Borrower or any of its Subsidiaries or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, its Subsidiaries and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds, in the aggregate with any amounts applicable under clauses (l) and (m) of this Section 6.01, $25,000,000, or requires payments exceeding $25,000,000 per annum; or

         (n) the Borrower or any of its Subsidiaries or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower, its Subsidiaries and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding, in the aggregate with any amounts applicable under clauses (l) and (m) of this Section 6.01, $25,000,000; or

         (o) prior to the Collateral Release Date, the Borrower shall at any time deliver or cause to be delivered to the Collateral Agent without prior written consent of the Administrative Agent a notice pursuant to 42 Pa. C.S.A. ss. 8143 electing to limit the indebtedness secured by any Mortgage;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all or any part of the Commitments and the Incremental Commitments (if any) of each Lender Party and the obligation of each Lender Party to make Advances (other than a Revolving Advance by the Revolving Lenders pursuant to Section 2.03(b) and Swing Line Advances by the Revolving Lenders pursuant to
Section 2.02(c)) and of the Issuing Banks to make L/C Credit Extensions to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) (I) by notice to the Borrower, declare all or any part of the Notes, all interest thereon and all other amounts payable under this Agreement and the other Financing Documents owing to the Lenders to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the occurrence of any Event of Default described in Section 6.01(g), (1) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than a Revolving Advance by the Revolving Lenders pursuant to Section 2.03(b) and Swing Line Advances by the Revolving Lenders pursuant to
Section 2.02(c)) and of the Issuing Banks to make L/C Credit Extensions shall automatically be terminated and (2) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender. SECTION
6.02. Actions in Respect of Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon demand the Borrower will, Cash Collateralize, for deposit in the Cash Collateral Account, an amount equal to the Outstanding Amount of all L/C Obligations. If at any time the Administrative Agent determines that any Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the Cash Collateral is less than the Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent additional Cash Collateral to be deposited and held in the Cash Collateral Account, in an amount equal to the excess of (a) such aggregate Outstanding Amount of all L/C Obligations over (b) the total amount of Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

         SECTION 7.01. Authorization and Action. (a) Each Lender Party hereby appoints and authorizes the Administrative Agent to (i) take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Financing Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto, and (ii) take such actions under the Security Agreement on behalf of the Lender Parties as provided therein. As to any matters not expressly provided for by the Financing Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or Applicable Law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower or any other Person pursuant to the terms of this Agreement or any other Financing Documents.

         (b) Each Lender Party hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf in accordance with the provisions of Article VII of the Security Agreement and agrees to be bound by the provisions of Section 7.17 of the Security Agreement.

         SECTION 7.02. Reliance, Etc. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing: (a) the Administrative Agent may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) each Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected in good faith by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) each Agent makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Documents; (d) each Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) each Agent shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant thereto; and (f) each Agent shall incur no liability under or in respect of any Financing Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. CUSA, CGMI, Citibank, Scotia Capital, BAS, BofA and Affiliates. With respect to its commitments, if any, to make loans pursuant to its Commitment or Incremental Commitment, if any, the Advances made by it, the L/C Credit Extensions and the Notes issued to it, CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA shall have the same rights and powers under the Financing Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or an Arranger Party, as applicable; and the terms "Lender", "Lenders", "Revolving Lender", "Revolving Lenders", "Swing Line Bank", "Term Lender" or "Term Lenders" shall, unless otherwise expressly indicated, include each of CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA, in its individual capacity, as applicable. CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA, and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any Subsidiary of the Borrower and any Person that may do business with or own securities of the Borrower or any such Subsidiary, all as if CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA, were not the Administrative Agent or an Arranger Party, as applicable, and without any duty to account therefor to the Lender Parties.

         SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent, any Arranger Party or any other Lender Party, and based on the financial statements referred to in Sections 3.01 and 5.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Financing Documents to which it is a party. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent, any Arranger Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Documents to which it is a party.

         SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify the Administrative Agent and the Arranger Parties (in each case to the extent not promptly reimbursed by the Borrower) from and against such Lender ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or any Arranger Party, as the case may be, in any way relating to or arising out of the Financing Documents or any action taken or omitted by the Administrative Agent or any Arranger Party under the Financing Documents (collectively, the "Indemnified Costs"); provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and primarily from the Administrative Agent's or such Arranger Party's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Arranger Party promptly upon demand for its ratable share of any costs and expenses (including fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent or such Arranger Party is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

         (b) Each Revolving Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Revolving Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Financing Documents or any action taken or omitted by such Issuing Bank under the Financing Documents (including the issuance or transfer of, or payment or failure to pay under, any Letter of Credit); provided that no Revolving Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and primarily from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Revolving Lender agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

         (c) For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of
(i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) their respective Pro Rata Shares of the L/C Obligations outstanding at such time; provided that the aggregate principal amount of L/C Credit Extensions owing to any Issuing Bank and the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank shall each be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to reimburse the Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Financing Documents.

         SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Financing Documents.

         SECTION 7.07. Liability. Neither any Agent nor any Arranger Party shall be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything it may do or refrain from doing, except to the extent that any such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from its gross negligence or willful misconduct.

         SECTION 7.08. Compensation of Agents. The Administrative Agent shall be entitled to reasonable compensation as may be agreed from time to time between the Borrower and the Administrative Agent, for all services rendered under this Agreement and the other Financing Documents to which it is a party and such compensation, together with reimbursement of the Administrative Agent in its individual capacity (and its agency capacity) for its advances, disbursements and reasonable expenses in connection with the performance of the trust and activities provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts), shall be paid in full by the Borrower promptly following demand from the Administrative Agent from time to time as services are rendered and expenses are incurred. All such payments made by the Borrower to the Administrative Agent shall be made free and clear of all present and future income, stamp or other taxes, levies and withholdings imposed, assessed, levied or collected by the government of the United States of America or any political subdivision or taxing authority thereof. Except as otherwise expressly provided herein, no Lender Party shall have any liability for any fees, expenses or disbursements of the Administrative Agent. Upon its resignation or removal, the Administrative Agent shall be entitled to the prompt payment by the Borrower of its compensation and indemnification for the services rendered under this Agreement and the other Financing Documents to which it is a party and to reimbursement of all reasonable out-of-pocket expenses up to the date of resignation or removal (including the reasonable fees and expenses of counsel, if any) incurred in connection with the performance of such services. The agreements in this Section
7.08 shall survive any resignation or removal of the Administrative Agent and the termination of the other provisions of this Agreement.

         SECTION 7.09. Exculpatory Provisions. No Agent makes any representation as to the value or condition of the security interests created under the Collateral Documents or any part thereof, or as to the title of the Borrower or as to the rights and interests granted or the security afforded by this Agreement or any other Financing Document, or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Financing Document or the Obligations secured under the Collateral Documents, and no Agent (in its individual and agency capacities) shall incur any liability or responsibility in respect of any such matters.

         SECTION 7.10. Treatment of Lenders. Each of the Agents may treat the Lender Parties as the holders of Commitments or L/C Credit Extensions and as the absolute owners thereof for all purposes under this Agreement and the other Financing Documents unless such Agent shall receive notice to the contrary from such Lender Party.

         SECTION 7.11. Miscellaneous. (a) Instructions. Each Agent shall have the right at any time to seek instructions concerning the administration of its duties and obligations hereunder or under any other Financing Documents from the Lenders or any court of competent jurisdiction. In the event there is any disagreement between the parties to this Agreement and the terms of this Agreement or any other applicable Financing Document do not unambiguously mandate the action any Agent is to take or not to take in connection therewith under the circumstances then existing, or any Agent is in doubt as to what action it is required to take or not to take, such Agent (other than with respect to the Administrative Agent's actions required under the final sentence of Section 7.01(a)) shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the Required Lenders or by order of a court of competent jurisdiction.

         (b) No Obligation. None of the provisions of this Agreement or the other Financing Documents shall be construed to require any Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder. No Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement or the other Financing Documents, at the request or direction of the Borrower, or any Lender Party, (i) if any action it has been requested or directed to take would be contrary to Applicable Law, or (ii) unless such Agent shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

         SECTION 7.12. Arranger Parties. Except as set forth in Sections 7.03 and 8.12, none of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a "joint lead arranger", "joint book runner" or "co-syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Financing Document other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc. (a) Amendments. No amendment or waiver of any provision of this Agreement and the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, in the case of an amendment only, the Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment waiver or consent shall, unless in writing and signed by: (i) all of the Lenders at any time (A) amend (1) this
Section 8.01, (2) the term "Required Lenders" or (3) any other provision or definition of this Agreement relating to the percentage of consent required for any amendment, waiver or consent under this Agreement (other than pursuant to clause (b)), (B) waive any condition set forth in Section 3.01 or 3.02, or (C) prior to the Collateral Release Date release all or a substantial portion of, or impair the priority of or the perfection of the security interest on, the Collateral; (ii) all of the Revolving Lenders amend the term "Required Revolving Lenders"; and (iii) all of the Lenders affected thereby, at any time (A) reduce the principal of, or rate of interest on, the Advances or Notes or any fees or other amounts payable hereunder or extend or postpone any date scheduled for any payment required to be made hereunder (including pursuant to Section 2.05, 2.06 or 2.07), (B) extend the Final Maturity Date, (C) increase any Commitment or subject any Lender Party to any additional obligation, (D) increase the amount of any Letter of Credit Commitment that, in each case, shall be required for the Required Lenders or any of them to take any action hereunder, (E) alter any provision of this Agreement requiring the pro rata sharing of payments among the Lender Parties, (F) change the order of application of any payments or prepayments of Advances from the application thereof contemplated by Section
2.05 or 2.06 of this Agreement, (G) amend the definition of "Interest Period" so as to allow the durations of Interest Periods to be in excess of six months without regard to the availability to all Lenders of such duration, and (H) limit the liability of the Borrower hereunder or under any of the Notes; provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the relevant Agent, the Swing Line Bank or the Issuing Banks, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of such Agent, the Swing Line Bank or any Issuing Bank under this Agreement, and (y) Section 8.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Advances are being funded by any SPV at the time of such amendment, waiver or other modification.

         (b) Clarifications. No consent of any Lender shall be required in connection with any amendment, modification or waiver of any provision of any Collateral Document entered into by the Administrative Agent or the Collateral Agent solely to (i) cure any ambiguity in any of the Collateral Documents or to correct or supplement any provision of any of the Collateral Documents which is manifestly inconsistent with any other provision of the Financing Documents; provided that such action shall not adversely affect the interest of any Secured Party in any respect or (ii) make any change that would provide any additional benefits or rights to (but not impose any further obligations on) the Secured Parties, so long as, prior to the execution of any such amendment, modification or waiver referred to in this clause (b), the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an Officer's Certificate to the effect that such amendment, modification or waiver complies with the requirements of this clause (b). Neither the Administrative Agent nor the Collateral Agent shall incur any liability by relying upon such Officer's Certificate, except to the extent that such reliance shall constitute gross negligence or willful misconduct.

         (c) Other Financing Documents. Except as otherwise specifically provided in this Agreement or any other Financing Document, the Lenders may amend, modify, terminate, change or waive, or consent or agree to any amendment, modification, termination, change or waiver of, any provision of any other Financing Document to which they are a party in accordance with the terms thereof.

         SECTION 8.02. Notices, Etc. (a) Notices and other communications provided for hereunder shall be either (i) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied or otherwise delivered or (ii) as and to the extent set forth in Section 8.02(b) and in the proviso to this Section 8.02(a), if to the Borrower, at its address at Allegheny Energy Supply Company, LLC, 800 Cabin Hill Drive, Greensburg, PA 15601, Fax:
(724) 830-5151, Attention: General Counsel and Chief Financial Officer; if to any Initial Lender, the Initial Issuing Bank, any Lender or any Issuing Bank, at its Domestic Lending Office; and if to the Administrative Agent, at its address at Two Penns Way, New Castle, DE 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by the Borrower or the Administrative Agent, as the case may be, in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent, provided that materials required to be delivered pursuant to Section 5.04 shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, Article III or Article VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         (b) So long as CUSA is the Administrative Agent, the Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor,
(iii) provides notice of any Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

         (c) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lender Parties by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform").

         (d) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents. Each Lender Party agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Financing Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

         (f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

         SECTION 8.03. No Waiver, Remedies. No failure by any Lender Party or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Financing Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 8.04. Indemnity and Expenses. (a) The Borrower agrees to pay within 30 days (or earlier if, and to the extent, required under Article III) after the presentation of an invoice all reasonable third-party costs and expenses of (i) the Administrative Agent in connection with the administration of this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby (but without duplication of such obligation under any other Financing Document) and (ii) the Administrative Agent and the Arranger Parties in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes, the other Financing Documents and the other documents to be delivered hereunder or thereunder, including (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, audit expenses and, where appropriate, registration of all Financing Documents and (B) the reasonable fees and expenses of counsel for the Administrative Agent. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent, each Arranger Party and each Lender Party, if any (including reasonable counsel fees and expenses), in connection with (1) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, the other Financing Documents and the other documents to be delivered hereunder or thereunder, including reasonable fees and expenses of counsel for the Administrative Agent, each Arranger Party and each Lender Party; (2) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral; (3) the exercise or enforcement of any of the rights of any Agent, any Arranger Party or any Lender Party under any Financing Document; (4) the failure by the Borrower to perform or observe any of the provisions hereof; and (5) any amendments, modifications, waivers or consents required or requested under the Financing Documents.

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Arranger Party and each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents, trustees, attorneys and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) or relating to (i) execution, amendment or administration of this Agreement, the other Financing Documents, any Letter of Credit, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or any L/C Borrowings, (ii) the issuance or transfer of, or payment or failure to pay under, any Letter of Credit or (iii) the actual or alleged presence of Hazardous Materials requiring remediation or other response pursuant to Environmental Law on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents, attorneys and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or any Letter of Credit, the Financing Documents or any of the transactions contemplated by the Financing Documents.

         (c) The indemnities provided by the Borrower pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement or the other Financing Documents, the resignation or removal of the Administrative Agent, and the provision of any subsequent or additional indemnity by any Person.

         (d) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.11(b) or 2.12(c), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advances.

         (e) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Financing Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender Party, in its sole discretion.

         SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.02, the Administrative Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final), other than any Pledged Account or the Controlled Accounts, at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Financing Documents, irrespective of whether the Administrative Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. The Administrative Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender Party and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including other rights of set-off) that the Administrative Agent, such Lender Party and their respective Affiliates may have.

         SECTION 8.06. Binding Effect. This Agreement shall become effective at such time as it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 8.07. Assignments and Participations. (a) Each Lender Party may and, if requested by the Borrower (following (i) a demand by such Lender Party for the payment of additional compensation pursuant to Section 2.12 or 2.13,
(ii) an assertion by such Lender Party pursuant to Section 2.10 that it is unlawful for such Lender Party to make Eurodollar Rate Advances or (iii) a failure by such Lender Party to approve any amendment or waiver pursuant to
Section 8.01, provided that such amendment or waiver would otherwise have been effective but for such Lender Party's failure, together with the failure of any other Lender Party to which the Borrower has made a similar request under this clause (a), to approve such amendment or waiver, provided further that, with respect to clause (iii), such failure to approve shall have continued for a period of not less than five Business Days following written notice by the Borrower to such Lender Party of such request by the Borrower), shall assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including (y) all or a portion of its Revolving Commitment, the Revolving Advances owing to it, L/C Credit Extensions and the Revolving Note or Revolving Notes held by it, and/or (z) all or a portion of its Term Commitment, the Term Advances owing to it, and the Term Note or Term Notes held by it), including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Lender under and in respect of and shall be made on a pro rata basis with respect to each of the Term Advances or the Revolving Advances, as applicable, held by such Lender, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender Party, an Affiliate of any Lender Party or an Approved Fund or an assignment of all of a Lender Party's rights and obligations under this Agreement, the aggregate amount of (A) any Term Commitment or Term Advance being assigned to such Person pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Administrative Agent) and shall be in increments of $1,000,000 in excess thereof; provided that Related Funds shall be combined for purposes of determining compliance with such minimum assignment amounts, or (B) any Revolving Commitment or Revolving Advance being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Administrative Agent) and shall be in increments of $1,000,000 in excess thereof, (iii) (A) with respect to any Term Commitment or any Term Advance, no such assignments shall be permitted without the consent of the Administrative Agent (such consent not to be unreasonably withheld) and, so long as no Specified Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld), except assignments to any other Lender Party, an Affiliate of any Lender, an Approved Fund or to any Federal Reserve Bank, and (B) with respect to any Revolving Commitment, Revolving Advance, L/C Credit Extension or L/C Borrowing, no such assignments shall be permitted without the consent of the Swing Line Bank and each Issuing Bank (in each case, acting in its sole discretion), the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, so long as no Specified Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld), except, with respect to the Borrower's consent only, assignments to any other Lender Party, an Affiliate of any Lender, any Approved Fund or to any Federal Reserve Bank, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (such fee to be paid by the Borrower if such assignment is being made pursuant to a request of the Borrower therefor under this Section 8.07(a)); provided that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more Approved Funds and (v) with respect to Revolving Commitment or Revolving Advance, each such assignment thereof shall be made on a pro rata basis with respect to each of (A) such Revolving Lender's Revolving Advances and L/C Credit Extensions and (B) such Revolving Lender's Revolving Commitment; provided further that (I) each such assignment made as a result of a request by the Borrower pursuant to this
Section 8.07(a) shall be arranged by the Borrower with the approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement and (II) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, and from the Borrower and/or one or more Eligible Assignees in an aggregate amount equal to all other amounts payable to such Lender under this Agreement and the other Financing Documents (including, without limitation, any amounts owing under Section 2.12, 2.13 or 8.04).

         (b) Any Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its commitment hereunder to issue Letters of Credit at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) so long as no Specified Default has occurred and is continuing, the Borrower has consented to the assignment (such consent not to be unreasonably withheld).

         (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.12, 2.13 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

         (d) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Financing Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with any Financing Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Financing Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement and each other Financing Document, together with copies of the financial statements referred to in Sections 4.01(f), 5.04(b) and 5.04(c) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Financing Document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Financing Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the other Financing Documents are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (e) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitments of, and principal amount of the Advances and L/C Borrowings owing to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Revolving Commitment or Term Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Revolving Commitment or Term Commitment, as the case may be, hereunder, a new Note to the order of such assigning Lender in an amount equal to the Revolving Commitment or Term Commitment, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable.

         (g) Each Lender Party may sell participations to one or more Persons (other than the Borrower or any Affiliate of the Borrower) in or to all or a portion of its rights and obligations under this Agreement (including (i) all or a portion of its Revolving Commitment, the Revolving Advances owing to it, L/C Credit Extensions and the Revolving Note or Revolving Notes (if any) held by it, and/or (ii) all or a portion of its Term Commitment, the Term Advances owing to it, and the Term Note or Term Notes (if any) held by it); provided, however, that (i) any such sale shall be of a uniform and not varying percentage of all of its rights and obligations in respect of such Advances and/or all or a portion of its Term Commitment, the Term Advances owing to it, and the Term Notes (if any) held by it, (ii) such Lender Party's obligations under this Agreement (including its Revolving Commitment and L/C Credit Extensions or Term Commitment, as the case may be) shall remain unchanged, (iii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (v) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (vi) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Financing Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (h) Notwithstanding anything in this Agreement to the contrary (including any other provision regarding assignments, participations, transfers or novations), any Lender (a "Granting Lender") may, without the consent of any other party hereto, grant to a special purpose vehicle (whether a corporation, partnership, limited liability company, trust or otherwise, an "SPV") sponsored or managed by the Granting Lender or any Affiliate thereof, a participation in all or any part of any Advance (including the Commitment therefor) that such Granting Lender has made or will make pursuant to this Agreement; provided that
(i) such Granting Lender's obligations under this Agreement (including its Commitment) shall remain unchanged; (ii) such Granting Lender shall remain the holder of its Note for all purposes under this Agreement; and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under the Financing Documents. Each party hereto hereby agrees that (A) no SPV will be entitled to any rights or benefits that a Lender would not otherwise be entitled to under this Agreement or any other Financing Document; and (B) an SPV may assign its interest in any Advance under this Agreement to any Person that would constitute a Lender subject to the satisfaction of all requirements for an assignment by any Lender set forth in this Section 8.07. Notwithstanding anything in this Agreement to the contrary, the Granting Lender and any SPV may, without the consent of any other party to this Agreement, and without limiting any other rights of disclosure of the Granting Lender under this Agreement, disclose on a confidential basis any non-public information relating to its funding of its Advances to (1) (in the case of the Granting Lender) any actual or prospective SPV, (2) (in the case of an SPV) its lenders, sureties, reinsurers, guarantors or credit liquidity enhancers, (3) their respective directors, officers, and advisors, and (4) any rating agency.

         (i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower, subject to the requirements set forth in
Section 8.12.

         (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) to secure the obligations of such Lender Party, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party as a party hereto.

         SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 8.09. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Financing Documents in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 8.11. Waiver of Jury Trial. The Borrower, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Financing Documents, the Advances, any Letter of Credit or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

         SECTION 8.12. Confidentiality. (a) Neither the Administrative Agent, any Arranger Party nor any Lender Party may, without the prior written consent of the Borrower, disclose to any Person (i) any confidential, proprietary or non-public information of the Borrower furnished to the Administrative Agent, the Arranger Parties or the Lender Parties by the Borrower (such information being referred to collectively herein as the "Confidential Information") or (ii) the fact that the Confidential Information has been made available or any of the terms, conditions or other facts with respect to the Confidential Information, in each case except as permitted by Section 8.07 or this Section 8.12 and except that the Administrative Agent, each of the Arranger Parties and each of the Lender Parties may disclose Confidential Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors (collectively, "Representatives") who need to know the Confidential Information for the purpose of administering or enforcing its rights under this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby or for the discharge of their duties (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority having jurisdiction over it or to the extent necessary for purposes of enforcing this Agreement or any other Financing Document, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.12, to any assignee or pledgee of or participant in, or any prospective assignee or pledgee of or participant in, any of its rights or obligations under this Agreement, including in the case of any securitization or collateralization of, or other similar transaction relating to the rights and obligations of any Lender or Lenders hereunder, disclosure to any necessary Person in connection with such securitization, collateralization or other transaction (including any funding vehicle organized to undertake or effectuate such securitization, collateralization or other transaction, its lenders, sureties, reinsurers, swap counterparties, guarantors or credit liquidity enhancers, their respective directors, officers, and advisors, and any rating agency), so long as the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and such Persons have agreed in writing (or with respect to any rating agency, in writing or otherwise) to keep such Confidential Information confidential on substantially the same terms as provided herein, (vii) to the extent such Confidential Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.12 by the Administrative Agent, such Arranger Party or such Lender Party, or (B) is or becomes available to the Administrative Agent, such Arranger Party or such Lender Party on a nonconfidential basis from a source other than a Borrower and (viii) with the consent of the Borrower.

         (b) Neither the Administrative Agent, any Arranger Party nor any Lender Party shall, without the prior written consent of the Borrower, use, either directly or indirectly, any of the Confidential Information except in connection with this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby.

         (c) Notwithstanding the foregoing, any of the parties hereto may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and the other Financing Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such U.S. tax treatment and U.S. tax structure.

         (d) In the event that the Administrative Agent, any Arranger Party or any Lender Party becomes legally compelled to disclose any of the Confidential Information otherwise than as contemplated by Section 8.12(a), the Administrative Agent, such Arranger Party or such Lender Party shall provide the Borrower with notice of such event promptly upon its obtaining knowledge thereof (provided that it is not otherwise prohibited by Applicable Law from giving such notice) so that the Borrower may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Administrative Agent, such Arranger Party or such Lender Party shall furnish only that portion of the Confidential Information that it is legally required to furnish and shall cooperate with the Borrower's counsel to enable the Borrower to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         (e) In the event of any breach of this Section 8.12, the Borrower shall be entitled to equitable relief (including injunction and specific performance) in addition to all other remedies available to it at law or in equity.

         (f) Neither the Administrative Agent, any Arranger Party nor any Lender Party shall make any public announcement, advertisement, statement or communication regarding the Borrower, its Affiliates (insofar as such announcement, advertisement, statement or communication relates to the Borrower or the transactions contemplated hereby) or this Agreement or the transactions contemplated hereby without the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed).

         (g) The obligations of the Administrative Agent, each Arranger Party and each Lender under this Section 8.12 shall survive for a period of one year following the termination or expiration of this Agreement.

         SECTION 8.13. Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, each Indemnified Party and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement; provided that each Indemnified Party and its successors and assigns shall not have any benefit or any legal or equitable right or remedy under this Agreement other than as provided by Section 8.04(b).

         SECTION 8.14. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, then to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 8.15. Limitations. (a) The obligations, liabilities or responsibilities of any party hereunder shall be limited to those obligations, liabilities or responsibilities expressly set forth and attributed to such party pursuant to this Agreement or otherwise applicable under Applicable Law.

         (b) In no event shall any Indemnified Party be liable for, and the Borrower hereby agrees not to assert any claim against any Indemnified Party, on any theory of liability, for, consequential, incidental, indirect, punitive or special damages arising out of or otherwise relating to the Notes, this Agreement, the other Financing Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or L/C Credit Extensions.

         SECTION 8.16. Survival. Notwithstanding anything in this Agreement to the contrary, Sections 7.05, 7.08, 7.12, 8.04, 8.09, 8.10, 8.11, 8.12 8.15 and
8.16 shall survive any termination of this Agreement. In addition, each representation and warranty made or deemed to be made hereunder shall survive the making of such representation and warranty, and no Lender Party shall be deemed to have waived, by reason of making any Advance or making any payment pursuant thereto, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance or L/C Credit Extension was made.

         SECTION 8.17. USA Patriot Act Notice. Each of the Lender Parties and the Administrative Agent (for itself and not on behalf of any Lender Party) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender Party or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC,
                                          as Borrower


                                      By  ______________________________
                                          Name:
                                          Title:

                                      CITICORP USA, INC.,
                                          as Administrative Agent


                                      By  ______________________________
                                          Name:
                                          Title:

                                      [CITICORP NORTH AMERICA, INC.],
                                          as Initial Lender


                                      By  ______________________________
                                          Name:
                                          Title:

                                      THE BANK OF NOVA SCOTIA,
                                          as Initial Lender


                                      By  ______________________________
                                          Name:
                                          Title:

                                      BANK OF AMERICA, N.A.,
                                          as Initial Lender


                                      By  ______________________________
                                          Name:
                                          Title:

                                      [                         ],
                                          as Initial Lender


                                      By  ______________________________
                                          Name:
                                          Title: